Oi S.A. – under Judicial Reorganization and Subsidiaries

Financial Statements for the Quarters
Ended September 30, 2019

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Company Data / Capital Breakdown

Number of Shares (thousand)	Current Quarter 09/30/2019
Paid-in Capital
Common shares	5,796,478
Preferred shares	157,727
Total	5,954,205
In Treasury
Common shares	31
Preferred shares	1,812
Total	1,843

PAGE: 1 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
1	Total assets	44,371,034	53,516,055
1.01	Current assets	9,696,977	17,109,300
1.01.01	Cash and cash equivalents	1,613,530	1,669,059
1.01.02	Cash investments	173,320	190,779
1.01.02.01	Cash investments measured at fair value through profit or loss	173,320	190,779
1.01.02.01.01	Trading securities	173,320	190,779
1.01.03	Accounts receivable	1,337,172	1,193,687
1.01.03.01	Trade receivables	1,337,172	1,193,687
1.01.04	Inventories	53,030	57,599
1.01.06	Recoverable taxes	76,580	146,426
1.01.06.01	Current recoverable taxes	76,580	146,426
1.01.07	Prepaid expenses	178,487	191,087
1.01.08	Other current assets	6,264,858	13,660,663
1.01.08.03	Other	6,264,858	13,660,663
1.01.08.03.01	Due from related parties	379,088	7,565,968
1.01.08.03.02	Other taxes	498,037	232,961
1.01.08.03.03	Judicial deposits	1,213,184	1,348,700
1.01.08.03.04	Pension plan assets	544	4,366
1.01.08.03.05	Held-for-sale assets	3,682,912	3,721,549
1.01.08.03.06	Other assets	491,093	787,119
1.02	Non-current assets	34,674,057	36,406,755
1.02.01	Long-term receivables	10,185,342	8,082,659
1.02.01.01	Cash investments measured at fair value through profit or loss	5,028	4,860
1.02.01.01.01	Securities designated at fair value	5,028	4,860
1.02.01.08	Prepaid expenses	113,022	113,507
1.02.01.09	Due from related parties	5,206,800	4,394,712
1.02.01.09.02	Due from subsidiaries	5,206,800	4,394,712
1.02.01.10	Other non-current assets	4,860,492	3,569,580
1.02.01.10.03	Other taxes	1,322,701	147,409
1.02.01.10.04	Judicial deposits	3,445,896	3,337,981
1.02.01.10.05	Pension plan assets	59,084	64,253
1.02.01.10.06	Other assets	32,811	19,937
1.02.02	Investments	16,213,229	16,931,222
1.02.02.01	Equity interests	16,213,229	16,931,222
1.02.02.01.02	Investments in subsidiaries	16,199,157	16,917,150
1.02.02.01.04	Other investments	14,072	14,072
1.02.03	Property, plant and equipment	7,100,096	6,322,834
1.02.03.01	Property, plant and equipment in service	6,282,292	5,862,699
1.02.03.02	Right of use in a lease	664,761	0
1.02.03.03	Property, plant and equipment in progress	153,043	460,135
1.02.04	Intangible assets	1,175,390	5,070,040
1.02.04.01	Intangible assets	1,175,390	5,070,040
1.02.04.01.02	Regulatory licenses	1,087,791	4,961,425
1.02.04.01.03	Software	61,079	15,685

PAGE: 2 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
1.02.04.01.04	Intangible assets in progress	12,489	12,656
1.02.04.01.05	Other	14,031	80,274

PAGE: 3 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	44,371,034	53,516,055
2.01	Current liabilities	2,406,214	3,402,850
2.01.01	Payroll and related taxes	129,258	157,451
2.01.01.02	Mandatory benefits	129,258	157,451
2.01.02	Trade payables	989,896	1,301,537
2.01.02.01	Domestic suppliers	989,896	1,301,537
2.01.02.01.01	Trade payables	812,278	1,231,040
2.01.02.01.02	Trade payables subject to the JRP	177,618	70,497
2.01.03	Taxes payable	0	963
2.01.03.01	Federal taxes payable	0	963
2.01.03.01.01	Income tax and social contribution payable	0	963
2.01.04	Borrowings and financing	130,373	660,172
2.01.04.01	Borrowings and financing	130,373	660,172
2.01.04.01.01	In local currency	4,283	402
2.01.04.01.02	In foreign currency	126,090	659,770
2.01.05	Other payables	892,388	853,652
2.01.05.02	Other	892,388	853,652
2.01.05.02.01	Dividends and interest on capital payable	5,037	5,075
2.01.05.02.04	Other taxes	248,310	233,714
2.01.05.02.05	Licenses and concessions payable	0	22,925
2.01.05.02.06	Leases payable	110,306	0
2.01.05.02.07	Tax refinancing program	55,710	86,154
2.01.05.02.08	Other payables	473,025	505,784
2.01.06	Provisions	264,299	429,075
2.01.06.01	Tax, social security, labor, and civil provisions	264,299	429,075
2.01.06.01.01	Tax provisions	7,206	6,728
2.01.06.01.02	Social security and labor provisions	111,175	82,597
2.01.06.01.04	Civil provisions	145,918	339,750
2.02	Non-current liabilities	22,047,575	27,460,885
2.02.01	Borrowings and financing	10,343,013	9,297,642
2.02.01.01	Borrowings and financing	10,343,013	9,297,642
2.02.01.01.01	In local currency	3,566,695	3,184,085
2.02.01.01.02	In foreign currency	6,776,318	6,113,557
2.02.02	Other payables	9,517,862	15,481,729
2.02.02.01	Due to related parties	692,672	377,184
2.02.02.01.02	Payables to subsidiaries	692,672	377,184
2.02.02.02	Other	8,825,190	15,104,545
2.02.02.02.03	Trade payables subject to the JRP	957,296	942,845
2.02.02.02.04	Other taxes	229,063	222,995
2.02.02.02.05	Leases payable	548,335	0
2.02.02.02.06	Tax refinancing program	225,739	267,342
2.02.02.02.07	Provision for negative shareholders’ equity	4,553,276	11,434,504
2.02.02.02.08	Other payables	2,311,481	2,236,859
2.02.04	Provisions	2,186,700	2,681,514
2.02.04.01	Tax, social security, labor, and civil provisions	2,186,700	2,681,514
2.02.04.01.01	Tax provisions	63,989	77,142

PAGE: 4 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Balance Sheets as at September 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
2.02.04.01.02	Social security and labor provisions	520,225	375,915
2.02.04.01.03	Accrued employee benefits	621,423	579,122
2.02.04.01.04	Civil provisions	981,063	1,649,335
2.03	Equity	19,917,245	22,652,320
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,873,890	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	3,552,801	2,174,872
2.03.05	Retained earnings/accumulated losses	-24,465,485	-17,530,108
2.03.06	Valuation adjustments to equity	-793,746	-377,429
2.03.08	Other comprehensive income	-236,351	-208,359

PAGE: 5 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statements of Profit or Loss for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/7/2019 to 9/30/2019	YTD 1/1/2019 to 9/30/2019	Same Quarter Prior Year 01/04/2018 to 9/30/2018	Prior YTD 01/01/2018 to 9/30/2018
3.01	Net operating revenue	910,513	2,862,889	1,092,320	3,442,310
3.02	Cost of sales and/or services	-787,351	-2,360,142	-842,561	-2,442,075
3.03	Gross profit	123,162	502,747	249,759	1,000,235
3.04	Operating expenses/income	-5,084,374	-6,543,897	-2,040,205	-679,580
3.04.01	Selling expenses	-196,007	-622,837	-189,119	-608,240
3.04.02	General and administrative expenses	-206,862	-637,625	-214,047	-660,612
3.04.04	Other operating income	186,116	1,491,745	191,297	448,953
3.04.05	Other operating expenses	-3,026,882	-3,065,809	-50,831	24,209
3.04.06	Share of profit (loss) of investees	-1,840,739	-3,709,371	-1,777,505	116,110
3.05	Profit (loss) before financial income (expenses) and taxes	-4,961,212	-6,041,150	-1,790,446	320,655
3.06	Financial income (expenses)	-788,190	-697,178	304,167	27,413,914
3.06.01	Financial income	1,894,079	3,055,123	3,296,716	33,468,782
3.06.02	Financial expenses	-2,682,269	-3,752,301	-2,992,549	-6,054,868
3.07	Profit before taxes on income	-5,749,402	-6,738,328	-1,486,279	27,734,569
3.08	Income tax and social contribution	2,513	797	149,892	214,723
3.08.01	Current	2,513	797	-3,579	-23,594
3.08.02	Deferred	0	0	153,471	238,317
3.09	Profit (loss) for the period from continuing operations	-5,746,889	-6,737,531	-1,336,387	27,949,292
3.11	Profit/loss for the period	-5,746,889	-6,737,531	-1,336,387	27,949,292
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0,97000	-1,13000	-0,58000	22,92000
3.99.01.02	Preferred shares (PN)	-0,97000	-1,13000	-0,58000	22,92000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0,97000	-1,13000	-0,58000	22,92000
3.99.02.02	Preferred shares (PN)	-0,97000	-1,13000	-0,58000	22,92000

PAGE: 6 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statements of Comprehensive Income for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/7/2019 to 9/30/2019	YTD 1/1/2019 to 9/30/2019	Same Quarter Prior Year 01/04/2018 to 9/30/2018	Prior YTD 01/01/2018 to 9/30/2018
4.01	Profit for the period	-5,746,889	-6,737,531	-1,336,387	27,949,292
4.02	Other comprehensive income	-39,499	-27,992	-12,252	-53,781
4.02.01	Actuarial loss	-11,320	-11,320	0	0
4.02.02	Subsidiaries’ actuarial gains	4,329	4,329	-12,252	-53,781
4.02.03	Exchange losses on investment abroad	-32,508	-21,001	0	0
4.03	Comprehensive income for the period	-5,786,388	-6,765,523	-1,348,639	27,895,511

PAGE: 7 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018

6.01	Net cash from operating activities	-1,260,613	-55,117
6.01.01	Cash generated by operations	1,007,980	1,074,631
6.01.01.01	Profit (loss) before income tax and social contribution	-6,738,328	27,734,569
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	1,476,942	-286,960
6.01.01.03	Fair value adjustment to borrowings and financing	-316,163	-23,863,893
6.01.01.04	Present value adjustment to other liabilities	87,980	-284,693
6.01.01.05	Gain on the restructuring of third-party borrowings	0	-3,269,445
6.01.01.06	Transaction with derivative financial instruments	-55,025	0
6.01.01.07	Depreciation and amortization	1,357,191	1,269,812
6.01.01.08	Estimated loss on doubtful debts	91,049	66,640
6.01.01.09	Impairment losses	3,341,842	0
6.01.01.10	Provisions/(reversals)	-380,440	-124,753
6.01.01.11	Provision for pension plans	158	155
6.01.01.12	Equity in investees	3,709,371	-116,110
6.01.01.13	Loss on disposal of capital assets	29,756	52,309
6.01.01.14	Concession Agreement Extension Fee - ANATEL	60,371	17,654
6.01.01.15	Employee and management profit sharing	25,934	14,469
6.01.01.16	Tax recovery	-1,483,270	0
6.01.01.17	Inflation adjustment to provisions/(reversals)	209,990	-49,584
6.01.01.18	Inflation adjustment to tax refinancing program	7,495	17,461
6.01.01.19	Other	-416,873	-103,000
6.01.02	Changes in assets and liabilities	-1,283,692	-1,114,603
6.01.02.01	Accounts receivable	-234,534	-371,550
6.01.02.02	Inventories	4,569	8,171
6.01.02.03	Taxes	-52,541	37,775
6.01.02.04	Held-for-trading cash investments	-98,039	-176,784
6.01.02.05	Redemption of held-for-trading cash investments	127,742	178,865
6.01.02.06	Trade payables	-682,186	-789,196
6.01.02.07	Payroll, related taxes and benefits	-54,127	-54,193
6.01.02.08	Licenses and concessions	-51,898	0
6.01.02.09	Provisions	-217,578	-101,928
6.01.02.10	Other assets and liabilities	-25,100	154,237
6.01.03	Other	-984,901	-15,145
6.01.03.01	Financial charges paid - debt	-924,688	-11,806
6.01.03.02	Income tax and social contribution paid - Company	-2,766	-3,339
6.01.03.03	Income tax and social contribution paid - third parties	-57,447	0
6.02	Net cash from investing activities	-2,635,491	-2,235,082
6.02.01	Purchases of tangibles and intangibles	-676,314	-575,007
6.02.02	Due from related parties and debentures - disbursements	0	-21,835
6.02.03	Due from related parties and debentures - receipts	162	107,620
6.02.04	(Increase) decrease in permanent investments	0	18

PAGE: 8 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018
6.02.05	Judicial deposits	-246,317	-353,277
6.02.06	Redemption of judicial deposits	377,378	555,080
6.02.07	Capital increase in subsidiary	9,600	-1,947,681
6.02.08	Advance for future capital increase in subsidiary	-2,100,000	0
6.03	Net cash from financing activities	3,840,575	-118,444
6.03.02	Repayment of principal of borrowings, financing, and derivatives	-84	0
6.03.03	Proceeds from derivative financial instrument transactions	66,926	0
6.03.04	Due to related parties and debentures - Repayments	0	-110
6.03.05	Capital increase	4,000,000	0
6.03.06	Commitment to investors premium	-58,489	0
6.03.07	Tax refinancing program	-79,542	-118,292
6.03.08	Payment of dividends and interest on capital	-38	-42
6.03.09	Leases	-85,626	0
6.03.10	Share buyback	-2,572	0
6.04	Exchange differences on cash and cash equivalents	0	9,296
6.05	Increase (decrease) in cash and cash equivalents	-55,529	-2,399,347
6.05.01	Cash and cash equivalents at the beginning of the period	1,669,059	3,875,141
6.05.02	Cash and cash equivalents at the end of the period	1,613,530	1,475,794

PAGE: 9 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2019 to September 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320
5.04	Capital transactions with shareholders	500,466	4,144,145	0	-197,846	0	4,446,765
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572
5.04.08	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799
5.04.09	Pharol agreement	0	2,772,507	0	-197,846	0	2,574,661
5.05	Total comprehensive income	0	0	0	-6,737,531	-444,309	-7,181,840
5.05.01	Profit for the period	0	0	0	-6,737,531	0	-6,737,531
5.05.02	Other comprehensive income	0	0	0	0	-444,309	-444,309
5.05.02.06	Share issue costs	0	0	0	0	-416,317	-416,317
5.05.02.07	Other comprehensive income	0	0	0	0	-27,992	-27,992
5.07	Closing balances	32,538,937	12,873,890	0	-24,465,485	-1,030,097	19,917,245

PAGE: 10 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statement of Changes in Equity for the Period January 31, 2018 to September 30, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980
5.04	Capital transactions with shareholders	10,600,097	-10,600,097	0	1,212	0	1,212
5.04.01	Capital Increases	10,600,097	-10,600,097	0	0	0	0
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	27,949,292	-53,781	27,895,511
5.05.01	Profit for the period	0	0	0	27,949,292	0	27,949,292
5.05.02	Other comprehensive income	0	0	0	0	-53,781	-53,781
5.05.02.06	Other comprehensive income	0	0	0	0	-53,781	-53,781
5.06	Internal change in shareholder	0	11,613,980	0	282,135	0	11,896,115
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,613,980	0	0	0	11,613,980
5.06.06	Delivery of treasury shares	0	2,727,842	0	0	0	2,727,842
5.06.07	Delivery of treasury shares	0	-2,727,842	0	0	0	-2,727,842
5.07	Closing balances	32,038,471	8,725,165	0	-14,103,286	-673,492	25,986,858

PAGE: 11 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Individual Statements of Value Added

for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018
7.01	Revenue	5,174,782	5,186,386
7.01.01	Sales of goods and services	3,776,999	4,584,466
7.01.02	Other income	1,488,832	668,560
7.01.04	Allowance for/reversal of doubtful accounts	-91,049	-66,640
7.02	Inputs purchased from third parties	-1,771,391	-1,848,876
7.02.01	Cost of sales and services	-71,371	-110,088
7.02.02	Supplies, power, outside services, and other inputs	-1,632,421	-1,664,398
7.02.04	Other	-67,599	-74,390
7.03	Gross value added	3,403,391	3,337,510
7.04	Retentions	-4,558,289	-1,348,369
7.04.01	Depreciation, amortization and depletion	-1,357,191	-1,269,812
7.04.02	Other	-3,201,098	-78,557
7.04.02.01	Provisions (including inflation adjustment)	170,450	-48,564
7.04.02.02	Impairment losses	-3,341,842	0
7.04.02.03	Other expenses	-29,706	-29,993
7.05	Wealth created	-1,154,898	1,989,141
7.06	Value added received as transfer	-654,248	33,584,892
7.06.01	Share of profit (loss) of investees	-3,709,371	116,110
7.06.02	Financial income	3,055,123	33,468,782
7.07	Wealth for distribution	-1,809,146	35,574,033
7.08	Wealth distributed	-1,809,146	35,574,033
7.08.01	Personnel	271,806	275,992
7.08.01.01	Salaries and wages	194,497	196,595
7.08.01.02	Benefits	56,151	57,132
7.08.01.03	Severance pay fund (FGTS)	15,945	16,867
7.08.01.04	Other	5,213	5,398
7.08.02	Taxes and fees	714,174	649,445
7.08.02.01	Federal	-42,627	-333,952
7.08.02.02	State	744,773	966,378
7.08.02.03	Municipal	12,028	17,019
7.08.03	Lenders and lessors	3,942,405	6,699,304
7.08.03.01	Interest	3,618,166	6,275,032
7.08.03.02	Rentals	324,239	424,272
7.08.04	Shareholders	-6.737.531	27.949.292
7.08.04.03	Retained earnings/Accumulated losses for the period	-6.737.531	27.949.292

PAGE: 12 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
1	Total assets	72,866,528	65,437,797
1.01	Current assets	20,154,514	21,313,484
1.01.01	Cash and cash equivalents	2,978,526	4,385,329
1.01.02	Cash investments	178,598	201,975
1.01.02.01	Cash investments measured at fair value through profit or loss	178,598	201,975
1.01.02.01.01	Held-for-trading securities	178,598	201,975
1.01.03	Accounts receivable	6,616,234	6,516,555
1.01.03.01	Trade receivables	6,616,234	6,516,555
1.01.04	Inventories	317,933	317,503
1.01.06	Recoverable taxes	493,385	621,246
1.01.06.01	Current recoverable taxes	493,385	621,246
1.01.07	Prepaid expenses	853,670	743,953
1.01.08	Other current assets	8,716,168	8,526,923
1.01.08.03	Other	8,716,168	8,526,923
1.01.08.03.02	Other taxes	1,476,577	803,252
1.01.08.03.03	Judicial deposits	1,520,873	1,715,934
1.01.08.03.04	Pension plan assets	766	4,880
1.01.08.03.05	Held-for-sale assets	4,870,208	4,923,187
1.01.08.03.06	Other taxes	847,744	1,079,670
1.02	Non-current assets	52,712,014	44,124,313
1.02.01	Long-term receivables	11,145,839	8,632,464
1.02.01.01	Cash investments measured at fair value through profit or loss	34,767	36,987
1.02.01.01.01	Securities at fair value	34,767	36,987
1.02.01.07	Deferred taxes	0	23,050
1.02.01.07.01	Deferred income tax and social contribution	0	23,050
1.02.01.08	Prepaid expenses	584,251	522,550
1.02.01.10	Other non-current assets	10,526,821	8,049,877
1.02.01.10.03	Other taxes	3,062,830	715,976
1.02.01.10.04	Judicial deposits	6,956,066	7,018,786
1.02.01.10.05	Pension plan assets	63,384	64,253
1.02.01.10.06	Other taxes	444,541	250,862
1.02.02	Investments	118,184	117,840
1.02.02.01	Equity interests	118,184	117,840
1.02.02.01.01	Investments in associates	47,643	44,124
1.02.02.01.04	Interests in joint ventures	28,069	31,488
1.02.02.01.05	Other investments	42,472	42,228
1.02.03	Property, plant and equipment	38,506,466	28,425,563
1.02.03.01	Property, plant and equipment in service	28,041,047	25,073,950
1.02.03.02	Right of use in a lease	8,057,731	0
1.02.03.03	Property, plant and equipment in progress	2,407,688	3,351,613
1.02.04	Intangible assets	2,941,525	6,948,446
1.02.04.01	Intangible assets	2,941,525	6,948,446
1.02.04.01.02	Regulatory licenses	1,866,533	5,850,907
1.02.04.01.03	Software	927,913	865,233

PAGE: 13 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2019
Assets

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
1.02.04.01.04	Intangible assets in progress	10,703	27,195
1.02.04.01.05	Other	136,376	205,111

PAGE: 14 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
2	Total liabilities and shareholders’ equity	72,866,528	65,437,797
2.01	Current liabilities	11,923,361	10,689,459
2.01.01	Payroll and related taxes	942,472	906,655
2.01.01.02	Mandatory benefits	942,472	906,655
2.01.02	Trade payables	5,900,431	5,225,862
2.01.02.01	Domestic suppliers	5,900,431	5,225,862
2.01.02.01.01	Trade payables	5,186,659	5,024,260
2.01.02.01.02	Trade payables subject to the JRP	713,772	201,602
2.01.03	Taxes payable	47,012	27,026
2.01.03.01	Federal taxes payable	47,012	27,026
2.01.03.01.01	Income tax and social contribution payable	47,012	27,026
2.01.04	Borrowings and financing	138,842	672,894
2.01.04.01	Borrowings and financing	138,842	672,894
2.01.04.01.01	In local currency	11,678	13,124
2.01.04.01.02	In foreign currency	127,164	659,770
2.01.05	Other payables	4,379,570	3,176,480
2.01.05.02	Other	4,379,570	3,176,480
2.01.05.02.01	Dividends and interest on capital payable	6,156	6,168
2.01.05.02.04	Other taxes	956,370	1,033,868
2.01.05.02.05	Licenses and concessions payable	39,071	85,619
2.01.05.02.06	Leases payable	1,505,995	0
2.01.05.02.07	Tax refinancing program	87,016	142,036
2.01.05.02.08	Liabilities associated to held-for-sale assets	525,606	526,870
2.01.05.02.09	Other payables	1,259,356	1,381,919
2.01.06	Provisions	515,034	680,542
2.01.06.01	Tax, social security, labor, and civil provisions	515,034	680,542
2.01.06.01.01	Tax provisions	26,275	14,925
2.01.06.01.02	Social security and labor provisions	214,224	174,694
2.01.06.01.04	Civil provisions	274,535	490,923
2.02	Non-current liabilities	40,862,172	31,852,527
2.02.01	Borrowings and financing	17,766,446	15,777,012
2.02.01.01	Borrowings and financing	17,766,446	15,777,012
2.02.01.01.01	In local currency	8,449,769	7,620,016
2.02.01.01.02	In foreign currency	9,316,677	8,156,996
2.02.02	Other payables	17,697,495	11,138,215
2.02.02.02	Other	17,697,495	11,138,215
2.02.02.02.03	Trade payables subject to the JRP	3,255,450	3,593,008
2.02.02.02.04	Other taxes	690,144	628,716
2.02.02.02.05	Leases payable	6,725,444	0
2.02.02.02.06	Tax refinancing program	353,573	411,170
2.02.02.02.07	Other payables	6,672,884	6,505,321
2.02.03	Deferred taxes	177,116	0
2.02.03.01	Deferred income tax and social contribution	177,116	0
2.02.04	Provisions	5,221,115	4,937,300
2.02.04.01	Tax, social security, labor, and civil provisions	5,221,115	4,937,300
2.02.04.01.01	Tax provisions	742,557	635,158

PAGE: 15 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Balance Sheets as at September 30, 2019
Liabilities and Equity

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 09/30/2019	Prior Year 12/31/2018
2.02.04.01.02	Social security and labor provisions	1,779,554	1,282,487
2.02.04.01.03	Accrued employee benefits	621,423	579,122
2.02.04.01.04	Civil provisions	2,077,581	2,440,533
2.03	Consolidated equity	20,080,995	22,895,811
2.03.01	Realized capital	32,538,937	32,038,471
2.03.02	Capital reserves	12,873,890	8,729,745
2.03.02.02	Special merger goodwill reserve	1,750,494	1,750,494
2.03.02.05	Treasury shares	-33,315	-2,803,250
2.03.02.07	Donations and investment grants	123,558	123,558
2.03.02.08	Special merger reserve – Net assets	6,703,309	6,703,309
2.03.02.09	Interest on construction in progress	745,756	745,756
2.03.02.10	Law 8200/91 inflation adjustment	31,287	31,287
2.03.02.11	Restructured senior notes	0	3,719
2.03.02.12	Other capital reserves	3,552,801	2,174,872
2.03.05	Retained earnings/accumulated losses	-24,465,485	-17,530,108
2.03.06	Valuation adjustments to equity	-793,746	-377,429
2.03.08	Other comprehensive income	-236,351	-208,359
2.03.09	Non-controlling interests	163,750	243,491

PAGE: 16 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statements of Profit or Loss for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/7/2019 to 9/30/2019	YTD 1/1/2019 to 9/30/2019	Same Quarter Prior Year 01/04/2018 to 9/30/2018	Prior YTD 01/01/2018 to 9/30/2018
3.01	Net operating revenue	5,001,232	15,222,613	5,481,370	16,694,936
3.02	Cost of sales and/or services	-3,829,421	-11,562,503	-4,078,693	-12,111,143
3.03	Gross profit	1,171,811	3,660,110	1,402,677	4,583,793
3.04	Operating expenses/income	-4,370,735	-6,232,366	-1,408,416	-4,158,425
3.04.01	Selling expenses	-931,331	-2,689,618	-908,811	-2,753,994
3.04.02	General and administrative expenses	-710,348	-2,090,203	-649,703	-2,025,032
3.04.04	Other operating income	1,116,808	3,257,537	537,604	1,477,638
3.04.05	Other operating expenses	-3,845,624	-4,708,553	-380,583	-843,195
3.04.06	Share of profit (loss) of investees	-240	-1,529	-6,923	-13,842
3.05	Profit (loss) before financial income (expenses) and taxes	-3,198,924	-2,572,256	-5,739	425,368
3.06	Financial income (expenses)	-2,375,971	-3,951,382	-1,455,378	27,524,961
3.06.01	Financial income	1,499,447	2,829,768	731,509	31,195,560
3.06.02	Financial expenses	-3,875,418	-6,781,150	-2,186,887	-3,670,599
3.07	Profit before taxes on income	-5,574,895	-6,523,638	-1,461,117	27,950,329
3.08	Income tax and social contribution	-208,610	-290,349	126,136	7,929
3.08.01	Current	-84,966	-90,183	1,768	60,869
3.08.02	Deferred	-123,644	-200,166	124,368	-52,940
3.09	Profit (loss) for the period from continuing operations	-5,783,505	-6,813,987	-1,334,981	27,958,258
3.11	Consolidated profit/loss for the period	-5,783,505	-6,813,987	-1,334,981	27,958,258
3.11.01	Attributable to the Company owner	-5,746,889	-6,737,531	-1,336,387	27,949,292
3.11.02	Attributable to non-controlling interests	-36,616	-76,456	1,406	8,966
3.99	Earnings per share - (R$ per share)
3.99.01	Basic earnings per share
3.99.01.01	Common shares (ON)	-0.97000	-1.13000	-0.58000	22.92000
3.99.01.02	Preferred shares (PN)	-1.97000	-1.13000	-0.58000	22.92000
3.99.02	Diluted earnings per share
3.99.02.01	Common shares (ON)	-0.97000	-1.13000	-0.58000	22.92000
3.99.02.02	Preferred shares (PN)	-0.97000	-1.13000	-0.58000	22.92000

PAGE: 17 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statements of Comprehensive Income for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Current Quarter 1/7/2019 to 9/30/2019	YTD 1/1/2019 to 9/30/2019	Same Quarter Prior Year 01/04/2018 to 9/30/2018	Prior YTD 01/01/2018 to 9/30/2018
4.01	Consolidated profit for the period	-5,783,505	-6,813,987	-1,334,981	27,958,258
4.02	Other comprehensive income	-57,864	-31,277	-16,937	-80,350
4.02.01	Actuarial gains (losses)	-6,991	-6,991	0	0
4.02.02	Exchange losses on investment abroad	-50,873	-24,286	-16,937	-80,350
4.03	Consolidated comprehensive income for the period	-5,841,369	-6,845,264	-1,351,918	27,877,908
4.03.01	Attributable to the Company owner	-5,786,388	-6,765,523	-1,348,639	27,895,511
4.03.02	Attributable to non-controlling interests	-54,981	-79,741	-3,279	-17,603

PAGE: 18 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018

6.01	Net cash from operating activities	949,000	2,251,935
6.01.01	Cash generated by operations	4,440,516	4,711,163
6.01.01.01	Profit (loss) before income tax and social contribution	-6,523,638	27,950,329
6.01.01.02	Charges, interest income, inflation adjustment, and exchange differences	2,780,235	-2,189,808
6.01.01.03	Fair value adjustment to borrowings and financing	82,357	-14,488,842
6.01.01.04	Present value adjustment to other liabilities	816,000	-796,057
6.01.01.05	Gain on the restructuring of third-party borrowings	0	-11,054,126
6.01.01.06	Transaction with derivative financial instruments	-55,025	0
6.01.01.07	Depreciation and amortization	5,171,189	4,324,720
6.01.01.08	Estimated loss on doubtful debts	427,122	565,572
6.01.01.09	Impairment losses	3,341,842	0
6.01.01.10	Provisions/(reversals)	186,128	11,339
6.01.01.11	Provision for pension plans	193	195
6.01.01.12	Equity in investees	1,529	13,842
6.01.01.13	Loss on disposal of capital assets	106,887	173,529
6.01.01.14	Concession Agreement Extension Fee - ANATEL	263,927	52,721
6.01.01.15	Employee and management profit sharing	132,855	109,180
6.01.01.16	Tax recovery	-3,066,919	0
6.01.01.17	Inflation adjustment to provisions/(reversals)	721,527	166,443
6.01.01.18	Inflation adjustment to tax refinancing program	12,986	22,626
6.01.01.19	Other	41,321	-150,500
6.01.02	Changes in assets and liabilities	-2,372,341	-1,834,006
6.01.02.01	Accounts receivable	-526,852	-846,140
6.01.02.02	Inventories	58	9,036
6.01.02.03	Taxes	-146,125	-40,127
6.01.02.04	Held-for-trading cash investments	-224,668	-746,127
6.01.02.05	Redemption of held-for-trading cash investments	265,563	801,236
6.01.02.06	Trade payables	-680,044	-1,063,820
6.01.02.07	Payroll, related taxes and benefits	-96,324	-184,718
6.01.02.08	Licenses and concessions	-127,313	0
6.01.02.09	Provisions	-378,841	-295,233
6.01.02.10	Changes in assets and liabilities held for sale	-146,791	-248,561
6.01.02.11	Other assets and liabilities	-311,004	780,448
6.01.03	Other	-1,119,175	-625,222
6.01.03.01	Financial charges paid - debt	-926,037	-13,840
6.01.03.02	Financial charges paid - other	-351	-288
6.01.03.03	Income tax and social contribution paid - Company	-33,323	-484,021
6.01.03.04	Income tax and social contribution paid - third parties	-159,464	-127,073
6.02	Net cash from investing activities	-5,034,474	-3,703,022
6.02.01	Purchases of tangibles and intangibles	-5,245,591	-3,884,462
6.02.02	(Increase) decrease in permanent investments	70,048	15,122

PAGE: 19 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statements of Cash Flows - Indirect Method
for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais – R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018

6.02.03	Judicial deposits	-395,351	-669,840
6.02.04	Redemption of judicial deposits	536,420	836,158
6.03	Net cash from financing activities	2,678,671	-362,288
6.03.01	Repayment of principal of borrowings, financing, and derivatives	-9,435	-161,884
6.03.02	Proceeds from derivative financial instrument transactions	66,926	0
6.03.03	Capital increase	4,000,000	0
6.03.04	Commitment to investors premium	-58,489	0
6.03.05	Licenses and concessions	0	-161
6.03.06	Tax refinancing program	-125,603	-200,206
6.03.07	Payment of dividends and interest on capital	-12	-37
6.03.08	Leases	-1,192,144	0
6.03.09	Share buyback	-2,572	0
6.04	Exchange differences on cash and cash equivalents	0	19,812
6.05	Increase (decrease) in cash and cash equivalents	-1,406,803	-1,793,563
6.05.01	Cash and cash equivalents at the beginning of the period	4,385,329	6,862,684
6.05.02	Cash and cash equivalents at the end of the period	2,978,526	5,069,121

PAGE: 20 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2019 to September 30, 2019

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.03	Adjusted opening balances	32,038,471	8,729,745	0	-17,530,108	-585,788	22,652,320	243,491	22,895,811
5.04	Capital transactions with shareholders	500,466	4,144,145	0	-197,846	0	4,446,765	0	4,446,765
5.04.01	Capital Increases	500,466	3,837,009	0	0	0	4,337,475	0	4,337,475
5.04.04	Bought-back treasury shares	0	-2,572	0	0	0	-2,572	0	-2,572
5.04.08	Pharol agreement	0	-2,462,799	0	0	0	-2,462,799	0	-2,462,799
5.04.09	Pharol agreement	0	2,772,507	0	-197,846	0	2,574,661	0	2,574,661
5.05	Total comprehensive income	0	0	0	-6,737,531	-444,309	-7,181,840	-79,741	-7,261,581
5.05.01	Profit for the period	0	0	0	-6,737,531	0	-6,737,531	-76,456	-6,813,987
5.05.02	Other comprehensive income	0	0	0	0	-444,309	-444,309	-3,285	-447,594
5.05.02.06	Share issue costs	0	0	0	0	-416,317	-416,317	0	-416,317
5.05.02.07	Other comprehensive income	0	0	0	0	-27,992	-27,992	-3,285	-31,277
5.07	Closing balances	32,538,937	12,873,890	0	-24,465,485	-1,030,097	19,917,245	163,750	20,080,995

PAGE: 21 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statement of Changes in Equity for the Period January 31, 2018 to September 30, 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	Paid-in capital	Capital reserves, stock options granted and treasury shares	Profit reserves	Retained earnings or accumulated losses	Other comprehensive income	Equity	Non-controlling interests	Consolidated equity
5.01	Opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.03	Adjusted opening balances	21,438,374	7,711,282	0	-42,335,925	-619,711	-13,805,980	293,457	-13,512,523
5.04	Capital transactions with shareholders	10,600,097	-10,600,097	0	1,212	0	1,212	0	1,212
5.04.01	Capital Increases	10,600,097	-10,600,097	0	0	0	0	0	0
5.04.08	Merger of subsidiary	0	0	0	1,212	0	1,212	0	1,212
5.05	Total comprehensive income	0	0	0	27,949,292	-53,781	27,895,511	-17,603	27,877,908
5.05.01	Profit for the period	0	0	0	27,949,292	0	27,949,292	8,966	27,958,258
5.05.02	Other comprehensive income	0	0	0	0	-53,781	-53,781	-26,569	-80,350
5.05.02.06	Other comprehensive income	0	0	0	0	-53,781	-53,781	-26,569	-80,350
5.06	Internal change in shareholder	0	11,613,980	0	282,135	0	11,896,115	0	11,896,115
5.06.04	Effects of initial adoption of IFRSs 9 and 15	0	0	0	282,135	0	282,135	0	282,135
5.06.05	Effects of the restructuring of senior notes pursuant to the Judicial Reorganization Plan	0	11,613,980	0	0	0	11,613,980	0	11,613,980
5.06.06	Delivery of treasury shares	0	2,727,842	0	0	0	2,727,842	0	2,727,842
5.06.07	Delivery of treasury shares	0	-2,727,842	0	0	0	-2,727,842	0	-2,727,842
5.07	Closing balances	32,038,471	8,725,165	0	-14,103,286	-673,492	25,986,858	275,854	26,262,712

PAGE: 22 of 23

Interim Financial Information (ITR) - September 30, 2019 - OI S.A. – in Judicial Reorganization	Version: 1

Consolidated Statements of Value Added

for the Periods Ended September 30, 2019 and 2018

(In thousands of Brazilian reais - R$)

Code	Line Item	YTD 1/1/2019 to 9/30/2019	Prior YTD 1/1/2018 to 9/30/2018

7.01	Revenue	22,328,181	22,941,065
7.01.01	Sales of goods and services	19,512,473	21,868,950
7.01.02	Other income	3,242,830	1,637,687
7.01.04	Allowance for/reversal of doubtful accounts	-427,122	-565,572
7.02	Inputs purchased from third parties	-7,886,333	-7,855,408
7.02.01	Cost of sales and services	-501,280	-635,837
7.02.02	Supplies, power, outside services, and other inputs	-6,700,063	-6,531,461
7.02.04	Other	-684,990	-688,110
7.03	Gross value added	14,441,848	15,085,657
7.04	Retentions	-9,822,764	-4,806,658
7.04.01	Depreciation, amortization and depletion	-5,171,189	-4,324,720
7.04.02	Other	-4,651,575	-481,938
7.04.02.01	Provisions (including inflation adjustment)	-907,655	-333,869
7.04.02.02	Impairment losses	-3,341,842	0
7.04.02.03	Other expenses	-402,078	-148,069
7.05	Wealth created	4,619,084	10,278,999
7.06	Value added received as transfer	2,828,239	31,181,718
7.06.01	Share of profit (loss) of investees	-1,529	-13,842
7.06.02	Financial income	2,829,768	31,195,560
7.07	Wealth for distribution	7,447,323	41,460,717
7.08	Wealth distributed	7,447,323	41,460,717
7.08.01	Personnel	1,632,073	1,665,821
7.08.01.01	Salaries and wages	1,163,349	1,205,179
7.08.01.02	Benefits	328,734	320,562
7.08.01.03	Severance pay fund (FGTS)	98,117	103,377
7.08.01.04	Other	41,873	36,703
7.08.02	Taxes and fees	4,458,982	4,899,716
7.08.02.01	Federal	786,107	505,707
7.08.02.02	State	3,443,314	4,164,032
7.08.02.03	Municipal	229,561	229,977
7.08.03	Lenders and lessors	8,170,255	6,936,922
7.08.03.01	Interest	6,156,643	3,747,054
7.08.03.02	Rentals	2,013,612	3,189,868
7.08.04	Shareholders	-6,813,987	27,958,258
7.08.04.03	Retained earnings/Accumulated losses for the period	-6,737,531	27,949,292
7.08.04.04	Non-controlling interests in retained earnings	-76.456	8,966

PAGE: 23 of 23

ADDITIONAL DISCLOSURES RELATING TO THE STATEMENT OF CASH FLOWS

Non-cash transactions

	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Variance between economic and financial investment (acquisition of PP&E and intangible assets)	273,608	319,683	718,379	257,678
Offset of judicial deposits against provisions and other obligations	102,485	128,872	272,663	762,133
Capital increase	337,475		337,475
Capital increase in subsidiaries	7,437,061
Settlement of payables for own shares (Notes 1 and 25 (b))	46,680		46,680

Reconciliation of liabilities resulting from financing activities

The changes in financial charges and the settlement of the debt resulting from financing activities are presented in Note 19.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

1.               GENERAL INFORMATION

Oi S.A. – in Judicial Reorganization (“Company” or “Oi”), is a Switched Fixed-line Telephony Services (“STFC”) concessionaire, operating since July 1998 in Region II of the General Concession Plan (“PGO”), which covers the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, and the Federal District, in the provision of STFC as a local and intraregional long-distance carrier. Since January 2004, the Company also provides domestic and international long-distance services in all Regions and local services outside Region II started to be provided in January 2005. These services are provided under concessions granted by Agência Nacional de Telecomunicações - ANATEL (National Telecommunications Agency), the regulator of the Brazilian telecommunications industry (“ANATEL” or “Agency”).

The Company also holds: (i) through its wholly-owned subsidiary Telemar Norte Leste S.A. – in Judicial Reorganization (“Telemar”) a concession to provide fixed telephone services in Region I and nationwide International Long-distance services; and (ii) through its indirect subsidiary Oi Móvel S.A. – in Judicial Reorganization (“Oi Móvel”) a license to provide mobile telephony services in Region I, II and III.

In Africa, the Company provides fixed and mobile telecommunications services through subsidiaries and investees of Africatel Holdings B.V. (“Africatel”), and in Asia the Company provides fixed, mobile, and other telecommunications services basically related through its subsidiary Timor Telecom (Note 29).

The local and nationwide STFC long-distance concession agreements entered into by the Company and its subsidiary Telemar with ANATEL are effective until December 31, 2025. These concession agreements provide for reviews on a five-year basis and in general have a higher degree of intervention in the management of the business than the licenses to provide private services, and also include several consumer protection provisions, as perceived by the regulator. At the end of 2018, ANATEL published Public Hearing No. 51/2018 to address the revision of the Concession Agreements for the concession’s last five-year period (2021-2025). The contribution period to the Public Hearing ended on March 26, 2019, and the draft in being analyzed by ANATEL. It is worth noting that the recently enacted Law 13879/2019 creates the legal possibility to migrate from the public utility regime to the STFC provision under private law (still subject to regulation by ANATEL), as well as the possibility to renew the Concession for another 20 years.

With the approval of the Judicial Reorganization Plan (“PRJ” or “Plan”), ANATEL initiated some procedures aiming at monitoring the Company’s financial situation, as well as to assess its Company’s ability to discharge its obligations arising from the terms of the concession agreements. In March 2019, ANATEL decided, among other issues, to maintain the special monitoring of the provision of telecommunications services of the Oi Group companies in 2019 by imposing actions related to transparency, corporate governance, and corporate control, financial and operating performance, and asset and credit management, as informed in the Notice to the Market disclosed by the Company on May 8, 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On December 21, 2018, the Government enacted Decree 9619/2018, which repeals Decree 7512/2011 and approves a New PGMU, effective for 2016-2020. The highlight of the New PGMU is the fact that the New PGMU introduces a significant reduction in the plant of payphones (“TUP”) currently in use. As a replacement for the payphones no longer required, the concessionaires have a new obligation consisting of the implementation of wireless fixed access systems supporting broadband connections.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on B3 S.A. – Brasil, Stock Exchange, OTC (“B3”) and its American Depositary Receipts (“ADRs”) representing Oi common shares and preferred shares are traded on the New York Stock Exchange (“NYSE”).

Corporate Authorization

The Executive Committee authorized the completion of this quarterly information at the meeting held on November 29, 2019, after being reviewed at the Board of Directors’ meeting held on the same daily.

Judicial Reorganization

The information on the Plan should be read together with the financial statements for the year ended December 31, 2018.

On June 20, 2016, the Oi Companies filed a judicial reorganization petition with the Court of the State of Rio de Janeiro (“Judicial Reorganization Proceeding”).

On December 19, 2017, after confirming that the required quorum of classes I, II, III, and IV creditors was in attendance, the General Creditors’ Meeting was held and the JRP was approved by a vast majority of creditors on December 20, 2017.

On January 8, 2018, the competent court issued a decision that ratified the JRP and granted the judicial reorganization to the Oi Companies, which was published on February 5, 2018.

On July 31, 2018, the restructuring of the Oi Companies’ financial debt was completed with the implementation of the applicable terms and conditions provided for in the JRP, including the completion of the first capital increase provided for in the JRP, Capital Increase – Claim Capitalization.

On January 25, 2019 the Company completed the second capital increase provided for in the JRP (“Capital Increase - New Funds”), with the issue of 3,225,806,451 book-entry, registered common shares, without par value, including new common shares represented by ADSs, pursuant to the JRP and the subscription and commitment agreement entered into by the Company, its subsidiaries, and the Backstop Investors.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The law prescribes that it is the Judicial Reorganization Court that decides the termination of the judicial reorganization based on the analysis of the discharging of all obligations set forth in the plan, the dead line of which is two years after the decision granting the judicial reorganization.

The Company believes, in line with other court precedents, that the Judicial Reorganization Court’s prerogative to decide on whether or not to terminate the Judicial reorganization court could and should take into consideration the specific circumstances of the concrete case, in light of the complexities inherent to Oi’s judicial reorganization process and its ratified JRP. Accordingly, the Company is discussing internally, as well as with its advisors, the best way to file with the court, based on its concrete case, the inputs that might assist the court in making an informed decision.

Capital Increase – New Funds

Exercise of Subscription Warrants and American Depositary Warrants (“ADWs”)

On October 28, 2018, the Company commenced the issuance and delivery of all warrants and ADWs exercised by their holders. The process was completed on January 4, 2019. All Warrants that were not exercised on or prior to January 2, 2019 have been cancelled.

Preferential offer and completion of the Capital Increase – New Funds, pursuant to the commitment agreement terms

As contemplated by Section 6 of the JRP, on November 13, 2018 the Company commenced a preemptive offering of common shares that was registered with the SEC under the Securities Act under which holders of common shares and preferred shares, including the ADS Depositary and The Bank of New York Mellon, as depositary of the Preferred ADS program, received transferable rights for each common share or preferred share held as of November 19, 2018, which refers to as subscription rights.

The subscription rights expired on January 4, 2019. On January 16, 2019, the Company issued 1,530,457,356 common shares to holders of subscription rights that had exercised those subscription rights with respect to the initial common shares. On January 21, 2019, the Company issued 91,080,933 common shares to holders of subscription rights that had requested subscriptions for excess common shares. The proceeds of these subscriptions totaled R$2,011 million.

On January 25, 2019, the Company issued 1,604,268,162 common shares, representing the total number of common shares that were offered in the preemptive offering less the total number of initial common shares and excess common shares, to the Backstop Investors in a private placement under the terms of the commitment agreement for the aggregate amount of R$1,989 million ("Share Balance"). Because of the subscription and payment of the Share Balance, the Company completed, on this date, the Capital Increase – New Funds, through the subscription and payment of all 3,225,806,451 New Common Shares issued as part of the Capital Increase – New Funds, representing a contribution of new funds for the Company totaling R$4.0 billion. In addition, under the terms of the commitment agreement, on that date the Company issued, as compensation for their commitments under the commitment agreement, 272,148,705 common shares in a private placement to the Backstop Investors and paid US$13 million to the Backstop Investors. As a result of the outcome of the subscription and payment of the Capital Increase – New Funds and the Commitment Shares, the Company’s share capital increased to R$32,538,937,370.00, represented by 5,954,205,001 shares, divided into 5,796,477,760 registered common shares and 157,727,241 registered preferred shares, without par value.

Litigation discontinuation settlement between the Company and Pharol

On February 8, 2019, in order to discontinue any disputes that might harm the implementation of the JRP, the Company disclosed a Material Fact Notice informing that its Board of Directors approved, in accordance with CVM Instruction 567/2015, the acquisition of 1,800,000 preferred shares issued by the Company to ensure the compliance of the commitment assumed by the Company to transfer its treasury shares to Bratel, wholly-owned subsidiary of Pharol SGPS, S.A., in the context of the settlement entered into, subject matter of the Material Fact Notice of January 8, 2019 (“Settlement”), in transactions conducted in B3’s OTC to deliver the treasury shares to Bratel, which would be made within four business days from the confirmation of the settlement by the Judicial Reorganization Court.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On February 18, 2019, the Court issued a decision suspending conflict of jurisdiction injunction No. 157.099 during the period requested by the parties.

On April 3, 2019, the Company disclosed a notice to the market to inform on the confirmation of the settlement, referred to above, because the fifteen-day term for the publication of the related court decision has run out. Accordingly, as determined in the Settlement, the term for the compliance with the second part of the obligations established by both parties to the Settlement started on this same date, including: (a) the request to discontinue all the litigation involving the parties; and (b) the delivery to Bratel of 33.8 million Oi shares currently held in treasury, including 32 million common shares and 1.8 million preferred shares.

In addition, several obligations and rights of the parties described in the Material Fact Notice disclosed by Oi and the Notice disclosed by Pharol, both of January 9, 2019, are being fully met, which, pursuant to the Settlement, could be resolved if such Settlement were not approved by the Judicial Reorganization Court.

Default Payment Method provided for by Clause 4.3.6 of the Plan - Bondholders

On May 20, 2019, in strict compliance with the decision issued under Chapter 15 that determined that the cancelation of the notes regulated by New York Law should take place on June 14, 2019, the Company announced that it started the procedure so that the holders of the notes (a) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.375% notes maturing in 2017 (ISIN No.: XS0215828913); (b) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.875% notes maturing in 2018 (ISIN No.: XS0843939918); (c) Portugal Telecom International Finance B.V.’s €750,000,000 in 5.00% notes maturing in 2019 (ISIN No.: XS0462994343); (d) Portugal Telecom International Finance B.V.’s €1,000,000,000 in 4.625% notes maturing in 2020 (ISIN No.: XS0927581842); (e) Portugal Telecom International Finance B.V.’s €500,000,000 in 4.5% notes maturing in 2025 (ISIN No.: XS0221854200); (f) Oi Brasil Holdings Coöperatief U.A.’s €600,000,000 in 5.625% notes maturing in 2021 (ISIN No.: XS1245245045); (g) Oi Brasil Holdings Coöperatief U.A.’s US$1,500,000,000 in 5.75% notes maturing in 2022 (ISIN No.: US10553MAD39); (h) Oi S.A.’s €750,000,000 in 5.125% notes maturing in 2017 (ISIN No.: XS0569301327); (i) Oi S.A.’s US$750,000,000 9.500% maturing in 2019 (ISIN No.: 87944LAD1); (j) Oi S.A.’s BRL1,100,000,000 in 9.75% maturing in 2016 (ISIN No. US10553MAC55); and (k) Oi S.A.’s US$1,000,000,000 in 5.500% maturing in 2020 (ISIN No. 144A: US87944LAE92) (the “Legacy Notes”) are able to support their claims to receive on a future date or on the Company’s payment dates pursuant to Clause 4.3.6 of the Plan.

The procedure detailed above is not applicable for the holders of the 6.25% Notes issued by Portugal Telecom International Finance B.V. – in Judicial Reorganization maturing in 2016 (ISIN No.: PTPTCYOM0008). The Company will provide at the appropriate time the information on the procedure to register the beneficiaries of the Default Payment Method provided for by Clause 4.3.6 of the Plan with regard to such series.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Going concern

The interim financial information for the period ended September 30, 2019, has been prepared assuming that the Company will continue as a going concern and in compliance with the legal requirements applicable to a judicial reorganization. The judicial reorganization is aimed at ensuring the continuation of the Oi Companies as going concerns. This continuity was strengthen with the approval of the JRP and, as a result, the borrowings and financing were novated and the related balances were recalculated under the terms and conditions of the JRP, including the Capital Increase with Claim Capitalization and the Capital Increase with New Funds.

The continuity of the Company as a going concern is ultimately depending on the successful outcome of the judicial reorganization and the realization of other forecasts of the Oi Companies.

The Company has been successfully discharging the obligations set forth in the judicial reorganization proceedings and even though there are no indications in this regard, we emphasize that these conditions and circumstances indicate, by their own nature, uncertainties that may affect the success of the judicial reorganization and possibly cast doubts as to the Oi Companies’ ability to continue as going concerns. As at September 30, 2019 and after the implementation of the JRP, total shareholders’ equity was R$20,080,995 (R$19,917,245 in the Company), loss for the period then ended was R$6,813,987 (R$6,737,531 in the Company), and working capital totaled R$8,231,153 (R$7,290,763 in the Company). As at December 31, 2018 and after the recognition of the effects of the JRP, total shareholders’ equity was R$22,895,811 (R$22,652,320 in the Company), profit for the year then ended was R$24,615,555 (R$24,591,140 in the Company), and working capital totaled R$10,624,025 (R$13,706,450 in the Company).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

2.               SIGNIFICANT ACCOUNTING POLICIES

The accounting policies detailed below have been consistently applied in all fiscal periods presented in this individual and consolidated interim financial information, and have been consistently applied both by the Company and its subsidiaries.

(a)             Reporting basis

The Company’s interim financial information has been prepared for the period ended September 30, 2019 and in accordance with IAS 34 and CPC 21 (R1) issued by the Accounting Pronouncements Committee (“CPC”), which address interim financial reporting.

CPC 21 (R1)/IAS 34 requires that management use certain accounting estimates. The quarterly information has been prepared based on the historical cost, except for certain financial assets and financial liabilities measured at their fair values.

This quarterly information does not include all the information and disclosures required in annual financial statements and should be read in conjunction with the annual financial statements for the year ended December 31, 2018, which have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) and the accounting practices adopted in Brazil. There were no changes in the accounting policies adopted in the period ended September 30, 2019 as compared to those applicable in the year ended December 31, 2018, besides the new pronouncements, interpretations, and changes that became effective after December 31, 2018, as described in item (b) of this note.

The assets and liabilities related to the operations in Africa are consolidated and stated in a single line item of the balance sheet as held-for-sale assets as a result of Management’s expectation and decision to hold these assets and liabilities for sale. In the statement of profit or loss, however, costs/expenses and revenue/gains are stated under the full consolidation method because these assets do not meet the criteria to be classified as ‘discontinued operation’, as provided for by CPC 31/IFRS 5.

Estimates and critical accounting judgments

The Company’s management uses estimates and assumptions based on historical experience and other factors, including expected future events, which are considered reasonable and relevant, and also requires judgments related to these matters. Actual results of operations and the financial position may differ from these estimates. The estimates that represent a significant risk of causing material adjustments to the carrying amounts of assets and liabilities are related to: (i) the recognition of revenue and trade receivables; (ii) estimated credit losses on doubtful accounts; (iii) depreciation and amortization of assets with finite useful lives; (iv) impairment of long-lived assets; (v) fair value of financial liabilities; (vi) provisions; (vii) fair value of financial assets; (viii) deferred income tax and social contribution; (ix) employee benefits; and (x) leases.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

With regard to item (iv) above, the recoverable amounts of long-lived assets are determined based on the comparison between the value-in-use calculations and the sales value. These calculations require the use of judgments and assumptions that may be influenced by different external and internal factors, such are economic trends, industry trends and interest rates, changes in business strategies, and changes in the type of services and products provided by the Company to the market. The use of different assumptions may significantly change our Quarterly Financial Information.

On July 16, 2019, the Company disclosed to the market general, in a material fact notice, its strategic plan approved by the Board of Directors, which is focused on the improvement of operational and financial performance by using a sustainable business model aimed at maximizing the Company’s value in the context of the judicial reorganization.

On September 30, 2019, based on this strategic plan, the Company conducted an impairment test of its assets with finite useful lives and long-lived assets and identified an impairment loss of R$3,342 million basically caused by the following factors: (i) revision of said plan; and (ii) increase of market competitiveness, especially in the residential market, intensifying the drop in revenue from landline and DTH services.

For impairment test purposes of the Cash-generating Unite (CGU), the Company defined the value in use of these assets.

The Company used the cash flows forecasts outlined in the strategic plan referred to above, approved by Management, and already disclosed to the market in a material fact notice to measure the value in use. These forecasts cover a ten-year period, taking into account the useful lives of the assets, the JRP cash flow period, and are consistent with previous years. The discount rate used in the cash flows corresponds to the weighted average cost of capital of 10.94% (11.55% at December 31, 2018), which is reviewed at least annually by the Company.

Pursuant to CPC 01 R1 (IAS 36), an impairment loss shall be allocated to reduce the carrying amount of the assets of the cash-generating unit, first to reduce the carrying amount of any goodwill allocated to the cash-generating unit and then to the other assets of the unit pro rata on the basis of the carrying amount of each asset in the unit. Accordingly, the impairment loss was filly allocated to the goodwill of regulatory licenses (Notes 5 and 17).

Functional and presentation currency

The Company and its subsidiaries operate mainly as telecommunications industry operators in Brazil, Africa, and Asia, and engage in activities typical of this industry. The items included in the financial statements of each group company are measured using the currency of the main economic environment where it operates ("functional currency"). The individual and consolidated financial statements are presented in Brazilian reais (R$), which is the Company’s functional and presentation currency.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transactions and balances

Foreign currency-denominated transactions are translated into the functional currency using the exchange rates prevailing on the transaction dates. Foreign exchange gains and losses arising on the settlement of the transaction and the translation at the exchange rates prevailing at period-end, related foreign currency-denominated monetary assets and liabilities are recognized in the income statement, except when qualified as hedge accounting and, therefore, deferred in equity as cash flow hedges.

Group companies with a different functional currency

The profit or loss and the financial position of all Group entities, none of which is operating under hyperinflationary conditions, whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities are translating at the rate prevailing at the end of the reporting period;

•        revenue and expenses disclosed in the statement of profit or loss are translated using the average exchange rate;

•        all the resulting foreign exchange differences are recognized as a separate component of equity in other comprehensive income; and

•        goodwill and fair value adjustments, arising from the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing exchange rate.

As at September 30, 2019 and December 31, 2018, the foreign currency-denominated assets and liabilities were translated into Brazilian reais using mainly the following foreign exchange rates:

	Closing rate		Average rate
Currency	09/30/2019	12/31/2018	09/30/2019	09/30/2018
Euro	4.5425	4.4390	4.3679	4.2969
US dollar	4.1644	3.8748	3.8887	3.6055
Cape Verdean escudo	0.0412	0.0403	0.0396	0.039
Sao Tomean dobra	0.000198	0.000185	0.000185	0.000176
Kenyan shilling	0.0401	0.0381	0.0382	0.0357
Namibian dollar	0.2749	0.2698	0.2708	0.2795
Mozambican metical	0.0669	0.0627	0.0619	0.0595
Angolan kwanza	0.0113	0.0126	0.0118	0.0155

Segment reporting

The information about operating segments is presented consistently with the internal report provided to the Company’s main decision-making body, its Board of Directors. The results of operations are regularly reviewed with regard to the resources to be allocated to assess their performance and for strategic decision-making.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Reclassifications of accounting balances during the comparative period

The Company made some reclassifications in the statement of profit or loss for the period ended September 30, 2018 for better comparability and understanding of the transactions and balances in the individual and e consolidated accounting information for the period ended September 30, 2019. These reclassifications do not affect the Company’s or equity as at September 30, 2019 and profit or loss for the period then ended. We highlight below the stated reclassifications:

	COMPANY		CONSOLIDATED
	Currently stated 09/30/2018	Originally stated 09/30/2018	Currently stated 09/30/2018	Originally stated 09/30/2018
Cost of sales and/or services	(2,442,075)	(2,398,308)	(12,111,143)	(11,744,615)
Selling expenses			(2,753,994)	(2,967,814)
General and administrative expenses			(2,025,032)	(1,957,961)
Other operating expenses	24,209	(19,558)	(843,195)	(1,062,974)

(b)             New and revised standards and interpretations

New and revised standards		Effective for annual periods beginning on or after:
Annual improvements to IFRSs	2015-2017 Cycle	January 1, 2019
IFRS 16	Leases	January 1, 2019
IFRIC 23	Uncertainty over Income Tax Treatments	January 1, 2019
Amendment to IFRS 9	Prepayment Features with Negative Compensation	January 1, 2019
Amendment to IAS 28	Long-term interests in associates and joint ventures	January 1, 2019

Among the standards, changes, and interpretations referred to above, on IFRS 16/CPC 06 (R2) had an impact on the Company and subsidiaries' financial position as from January 1, 2018, as detailed below.

IFRS 16/CPC 06 (R2) Leases

IFRS 16/CPC 06 (R2) Leases establishes the principles for the recognition, measurement, presentation, and disclosures, and requires that lessees account for all the leases under a single model in the balance sheet. The standard includes two recognition exemptions for lessees: leases of low value assets (for example, personal computers) and short-term leases (i.e., with a lease tem of twelve months or less). At the lease commencement date, the lessee recognizes a liability related to the lease payments (i.e., a lease liability) and a lease asset that represents the right to use the underlying asset during the lease term (i.e., a right-of-use asset). The lessees are required to separately recognize an interest expense on the lease liability and a depreciation expense on the right-of-use asset. The lessees shall also revalue the lease liability should certain events occur (for example, any change in the lease term, a change in the future lease payments as a result of a change in the index or rate used to determine such payments). As a rule, the lessee recognizes the revised amount of the lease liability as an adjustment to the right-of-use asset.

There is no significant change in the lessor’s recognition based on IFRS 16 regarding the current accounting in accordance with IAS 17. The lessors shall continue to classify all leases pursuant to the same classification principle of IAS 17, differentiating between two types of leases: operating and finance leases.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Transition

The Company adopted IFRS 16 pursuant to the modified retrospective approach (i.e., beginning January 1, 2019, taking into account the right-of-use equal to the lease liability upon the first-time adoption), without any restatement of comparative information. The Company elected to apply the standard to agreements that were identified as leases pursuant to the previous standard. As a result, the Company did not apply the standard to agreements that have not previously been identified as containing a lease by applying IAS 17 and IFRIC 4, and excluded lease agreements maturing in the next twelve months, without probable renewal intention, in addition to applying a single discount rate to leases with similar characteristics and excluding to direct initial costs in the measurement of the right-of-use.

Exemptions

The Company elected to use the exemptions proposed by the standard on short-term agreements (i.e., that will be end within 12 months from the commencement date), lease agreements for which there is an underlying low value asset.

Impacts

The impacts refer basically to the lease agreements of towers, properties, stores, vehicles, and sites (physical spaces) and as described in Notes 16 and 21.

Upon the initial adoption of IFRS 16/CPC 06 (R2), the Company recognized a right-of-use asset and a lease liability in balance sheet. The right-of-use asset is measured at cost, which consists of the initial amount of the lease liability measurement, any initial direct costs incurred by the Company, an estimate of any costs to disassemble and remove the asset at the end of the lease, and any lease payments made before the lease commencement date (net of any incentives received), calculated at present value.

The Company depreciates the right-of-use assets on a straight-line basis from the commencement of the lease to the termination of the lease. The Company also assesses impairment when there are indicators that an asset might be impaired.

At the commencement date, the Company measured the lease liability at the present value of the consideration paid or payable, discounted using the Company’s incremental lending rate.

The lease payments included in the lease liability measurement consist of fixed payments and variable payments based on either an index or a rate.

After the initial measurement, the liability will be written down by the payments made and increased by the interest incurred. If necessary, the liability is recalculated to reflect any remeasurement or change, or if there are changes in the substance of the fixed payments.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

When there is a significant contractual change, a lease liability is remeasured and the corresponding adjustment is reflected in the right-of-use asset, or in profit or loss, if the right-of-use asset is already written down to nil.

The Company elected to use the exemptions proposed by the standard for lease agreements, for short-term and low value contracts. Accordingly, instead of recognizing a right-of-use asset and a lease liability, these are recognized as an expense in profit or loss over the lease period.

The Company individually measured any new agreement entered into after January 1, 2019 if such agreement contained a lease. A lease is defined as an “a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.”

To apply this definition the Company assessed whether a contract meets the three key characteristics:

•        The agreement contains an identified asset, which is explicitly identified in the agreement or implicitly specified to be identified at the time that the asset is made available to the Company;

•        The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use, considering its rights within the scope set out in the agreement; and

•        The Company has the right to direct the use of the identified asset throughout the period of use the and right to direct "how and for what purpose" the asset is used throughout the period of use.

As at January 1, 2019, the company and its subsidiaries recognized a right-of-use asset as a corresponding entry to the lease liability payable, amounting to R$8.2 billion (Notes 16 and 21). As at September 30, 2019, the amounts recognized for the right-of-use asset and the lease liability payable are R$8.1 billion and R$8.2 billion, respectively.

The Company adopted IFRS 16, taking into account the modified retrospective application permitted by the respective standards. Accordingly, we present below the consolidated results for the periods ended September 30, 2019 and 2018, less the effects recognized as a result of this application.

	Balance at 09/30/2019 (with IFRS 16)	IFRS 16 adjustments	Balance at 09/30/2019 (w/o IFRS 16)	Balance at 09/30/2018

Net operating revenue	15,222,613		15,222,613	16,694,936

Cost of sales and/or services	(11,562,503)	(440,353)	(12,002,856)	(12,111,143)

Gross profit (loss)	3,660,110	(440,353)	3,219,757	4,583,793

Operating income (expenses)
Share of profit (loss) of investees	(1,529)		(1,529)	(13,842)
Selling expenses	(2,689,618)	(5,564)	(2,695,182)	(2,753,994)
General and administrative expenses	(2,090,203)	(4,225)	(2,094,428)	(2,025,032)
Other operating income	3,257,537		3,257,537	1,477,638
Other operating expenses	(4,708,553)		(4,708,553)	(843,195)

	(6,232,366)	(9,789)	(6,242,155)	(4,158,425)

Profit (loss) before financial income (expenses) and taxes	(2,572,256)	(450,142)	(3,022,398)	425,368

Financial income	2,829,768		2,829,768	31,195,560
Financial expenses	(6,781,150)	710,147	(6,071,003)	(3,670,599)

Financial income (expenses)	(3,951,382)	710,147	(3,241,235)	27,524,961

Profit (loss) before taxes	(6,523,638)	260,005	(6,263,633)	27,950,329

Income tax and social contribution
Current	(90,183)		(90,183)	60,869
Deferred	(200,166)		(200,166)	(52,940)

Profit (loss) for the period	(6,813,987)	260,005	(6,553,982)	27,958,258

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.               FINANCIAL INSTRUMENTS AND RISK ANALYSIS

3.1.           Financial Instruments

The carrying amounts and the estimated fair values of our main financial assets and financial liabilities as at September 30, 2019 and December 31, 2018 are summarized as follows:

	Accounting measurement	COMPANY	CONSOLIDATED
		09/30/2019
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	149,887	149,887	237,734	237,734
Cash equivalents	Fair value	1,463,643	1,463,643	2,740,792	2,740,792
Cash investments	Fair value	178,348	178,348	213,365	213,365
Due from related parties	Amortized cost	5,585,888	5,585,888
Accounts receivable (i)	Amortized cost	1,337,172	1,337,172	6,616,234	6,616,234
Financial asset at fair value	Fair value			47,475	47,475
Held-for-sale assets
Held-for-sale financial asset (Note 29)	Fair value	1,583,146	1,583,146	1,583,146	1,583,146
Dividends receivable (Note 29)	Amortized cost	2,746,026	2,746,026	2,746,026	2,746,026

Liabilities
Trade payables (i)	Amortized cost	1,947,192	1,947,192	9,155,881	9,155,881
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	2,021,746	2,021,746	6,933,484	6,933,484
Due to related parties	Amortized cost	692,672	692,672
Public debentures	Amortized cost	2,263,188	2,263,188	4,783,352	4,783,352
Senior notes	Amortized cost	6,188,452	6,554,128	6,188,452	6,554,128
Dividends and interest on capital	Amortized cost	5,037	5,037	6,156	6,156
Licenses and concessions payable (iii)	Amortized cost			39,071	39,071
Tax refinancing program (iii)	Amortized cost	281,449	281,449	440,589	440,589
Leases payable (iv)	Amortized cost	658,641	658,641	8,231,439	8,231,439

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Accounting measurement	COMPANY	CONSOLIDATED
		12/31/2018
		Carrying amount	Fair value	Carrying amount	Fair value
Assets
Cash and banks	Fair value	152,454	152,454	287,491	287,491
Cash equivalents	Fair value	1,516,605	1,516,605	4,097,838	4,097,838
Cash investments	Fair value	195,639	195,639	238,962	238,962
Due from related parties	Amortized cost	11,960,680	11,960,680
Accounts receivable (i)	Amortized cost	1,193,687	1,193,687	6,516,555	6,516,555
Held-for-sale assets
Held-for-sale financial asset (Note 29)	Fair value	1,843,778	1,843,778	1,843,778	1,843,778
Dividends receivable (Note 29)	Amortized cost	2,566,935	2,566,935	2,566,935	2,566,935

Liabilities
Trade payables (i)	Amortized cost	2,244,382	2,244,382	8,818,870	8,818,870
Borrowings and financing (ii)
Borrowings and financing	Amortized cost	1,759,635	1,759,635	7,140,960	7,140,960
Due to related parties	Amortized cost	377,184	377,184
Public debentures	Amortized cost	1,992,339	1,992,339	3,103,106	3,103,106
Senior notes	Amortized cost	6,205,840	6,937,764	6,205,840	6,937,764
Dividends and interest on capital	Amortized cost	5,075	5,075	6,168	6,168
Licenses and concessions payable (iii)	Amortized cost	22,925	22,925	85,619	85,619
Tax refinancing program (iii)	Amortized cost	353,496	353,496	553,206	553,206

For the closing of the period ended September 30, 2019:

(i) The balances of accounts receivables have near terms and, therefore, they are not adjusted to fair value. Under the Plan, the suppliers with claims in excess of R$150,000 would receive the remaining balance in four annual installments, beginning 2018, which were adjusted to present value (Note 18).

(ii) The balance of the borrowings and financing with the BNDES, Local Banks, and ECAs correspond to exclusive markets, and the fair value of these instruments is similar to their carrying amounts. The balances of borrowings and financing refers to the bonds issued in the international market, for which is there is a secondary market, and their fair values differ from their carrying amounts.

(iii) The licenses and concessions payable and the tax refinancing program are stated at the amounts that these obligations are expected to be discharged and are not adjusted to fair value.

(iv) The leases payable are represented by the amounts that the obligations are expected to be settled, adjusted at present value.

The levels of the financial assets, cash, cash equivalents, cash investments, and held-for-sale assets measured at fair value as at September 30, 2019 and December 31, 2018 are broken down below:

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Fair value measurement hierarchy	COMPANY		CONSOLIDATED
		Fair value	Fair value	Fair value	Fair value
		09/30/2019	12/31/2018	09/30/2019	12/31/2018
Assets
Cash and banks	Level 1	149,887	152,454	237,734	287,491
Cash equivalents	Level 2	1,463,643	1,516,605	2,740,792	4,097,838
Cash investments	Level 2	178,348	195,639	213,365	238,962
Held-for-sale financial asset	Level 3	1,583,146	1,843,778	1,583,146	1,843,778

There were no transfers between levels in the periods ended September 30, 2019 and December 31, 2018.

The Company and its subsidiaries have measured their financial assets and financial liabilities at their market or actual realizable values (fair value) using available market inputs and valuation techniques appropriate for each situation, as follows:

(a)             Cash, cash equivalents and cash investments

Foreign currency-denominated cash equivalents and cash investments are basically kept in checking deposits denominated in euro and US dollars and in euros.

The fair value of securities traded in active markets is equivalent to the amount of the last closing quotation available at the end of the reporting period, multiplied by the number of outstanding securities.

For the remaining contracts, the Company carries out an analysis comparing the current contractual terms and conditions with the terms and conditions effective for the contract when they were originated. When terms and conditions are dissimilar, fair value is calculated by discounting future cash flows at the market rates prevailing at the end of the period, and when similar, fair value is similar to the carrying amount on the reporting date.

(b)             Held-for-sale assets

Refers to the fair value of the financial investment in Unitel, classified as a financial asset at fair value through profit or loss and the recoverable amount of dividends receivable from Unitel. The fair value of the investment is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of appropriate discount rates and foreign exchange rates consistent with the reality of the country where the business is located. In addition to the financial and business assumptions referred to above, the Company also takes into consideration the fair value measurement of cash investment, qualitative assumptions, including the outcomes and conclusions of the lawsuits filed against third parties, and the opinion of the legal counsel on these lawsuits. With regard to the impairment test of dividends, the Company uses financial assumptions on the discount rate in time and the foreign exchange rate, and uses qualitative assumptions based on the opinion of the legal counsel on the outcome the proceedings of filed against Unitel and third parties for the nonpayment of dividends and interest.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The Company monitors and periodically updates the key assumptions and critical estimates used to calculate fair value. See Note 29 for further information.

(c)              Derivative financial instruments

The Company conducts derivative transactions to manage certain market risks, mainly the foreign exchange risk. As at September 30, 2019, the Company does not have any derivatives in its portfolio. The Company does not use derivatives for any purposes other than hedging against these risks.

The method used to calculate the fair value of the derivative instruments contracted throughout the year was the future cash flows method associated to each contracted instrument, discounted using the market rates prevailing at the reporting date.

3.2.           Financial risk management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency fluctuation risk, interest rate risk on fair value, interest rate risk on cash flows), credit risk, and liquidity risk. According to their nature, financial instruments may involve known or unknown risks, and it is important to assess to the best judgment the potential of these risks. The Company and its subsidiaries may use derivative financial instruments to mitigate certain exposures to these risks.

The Company’s risk management process is a three-step process, taking into account its consolidated structure: strategic, tactical, and operational. At the strategic level, the Company’s executive committee agrees with the Board of Directors the risk guidelines to be followed. A Financial Risk Management Committee is responsible for overseeing and ensuring that Oi comply with the existing policies. At the operating level, risk management is carried out by the Company's treasury officer, in accordance with the policies approved by the Board of Directors.

The Financial Risk Management Committee meets on a monthly basis and currently consists of the Corporate Finance Officer, The Regulation Planning and Wholesale Officer, Legal Tax Officer, Chief Controller, Investor Relations Officer, and the Treasury Officer.

The Hedging and Cash Investments Policies, approved by the Board of Directors, document the management of exposures to market risk factors generated by the financial transactions of the Oi Group companies.

In the aftermath of the approval of the JRP, based on the measured new risk factors, the Company approved with the Board of Directors a new strategy to the Board of Directors to mitigate the risks arising on the foreign exchange exposure of its financial liabilities, as is ready to implement it as from this point in time. In line with the Hedging Policy pillars, the strategy is focused on the preservation of the Company’s cash flows, maintaining the liquidity, and comply with the financial covenants.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.2.1.      Market risk

(a)             Foreign exchange risk

Financial assets

The Company is not exposed to any material foreign exchange risk involving foreign currency-denominated financial assets as at September 30, 2019, except with regard to the assets held for sale, for which the Company does not enter into any currency hedging transaction.

Financial liabilities

The Company and its subsidiaries have foreign currency-denominated or foreign currency-indexed borrowings and financing. The risk associated with these liabilities is related to the possibility of fluctuations in foreign exchange rates that could increase the balance of such liabilities. The Company’s and its subsidiaries’ borrowings and financing exposed to this risk represent approximately 52.8% of total liabilities from borrowings and financing (53.6% at December 31, 2018), less the contracted currency hedging transactions. To minimize this type of risk, the Company entered into currency hedges with financial institutions for part of the foreign currency-denominated interest payments made in 2019. The Company hedged 67% of its total dollar-denominated debt service in 2019 through hedging transactions in the form of currency forwards and foreign currency-denominated cash investments. The currency hedging percentage for purposes of covenant compliance and the financial expenses of the existing borrowings and financing, including the impacts of changes in foreign exchange rates on the fair value adjustment gain, is 49.7%.

Additionally, the Company hedged part of the Company’s operating expenses contractually denominated in US dollar accounted for through the end of this quarter.

Foreign currency-denominated financial assets and financial liabilities are presented in the balance sheet as follows (includes intragroup balances transferred to Company amounts):

	COMPANY
	09/30/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	105,424	105,424	39,779	39,779
Cash equivalents			153,428	153,428
Due from related parties	5,585,888	5,585,888	11,960,680	11,960,680
Financial liabilities
Borrowings and financing (Note 19)	7,560,647	7,560,647	7,131,350	7,863,274

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	09/30/2019		12/31/2018
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Cash and banks	107,686	107,686	70,116	70,116
Cash equivalents	1,166	1,166	154,514	154,514
Financial liabilities
Borrowings and financing (Note 19)	9,443,842	9,443,842	8,816,766	9,548,690

At the end of this quarter, the Company did not have foreign exchange hedging transactions with financial institutions.

As at September 30, 2019 and December 31, 2018, the Company recognized as result of derivative transactions the amounts shown below:

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Forward currency transactions – financial income (expenses)	944		944
Forward currency transactions – operating revenues (expenses)	756		756
Total	1,700		1,700

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Forward currency transactions – financial income (expenses)	55,025		55,025
Forward currency transactions – operating revenues (expenses)	11,901		11,901
Total	66,926		66,926

And the movements in foreign exchange hedges designated for hedge accounting were recognized in other comprehensive income.

Table of movements in hedge accounting effects in other comprehensive income
	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Gain on designated hedges	11,145	11,145
Expensed hedge amortization	(11,145)	(11,145)
Balance at Sep 30, 2019

Foreign exchange risk sensitivity analysis

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As established by CVM Instruction 475, as at September 30, 2019, management estimated the depreciation scenarios of the Brazilian real in relation to other currencies, at the end of the reporting period.

For purposes of this Instruction, however, the rates used for the probable scenario were the rates prevailing at the end of June 2019. The probable rates were then depreciated by 25% and 50% and used as benchmark for the possible and remote scenarios, respectively.

	Rate
Description	09/30/2019	Depreciation
Probable scenario
U.S. dollar	4.1644	0%
Euro	4.5425	0%
Possible scenario
U.S. dollar	5.2055	25%
Euro	5.6781	25%
Remote scenario
U.S. dollar	6.2466	50%
Euro	6.8138	50%

The impacts of foreign exchange exposure on the foreign currency-denominated debt, considering offshore derivatives and cash, in the sensitivity scenarios estimated by the Company, are shown in the table below (excludes intragroup balances):

		09/30/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
US dollar debt	Dollar appreciation	9,297,158	11,621,447	13,945,736	15,878,463	19,848,079	23,817,694
US dollar cash	Dollar depreciation	(65,355)	(81,694)	(98,033)	(67,739)	(84,674)	(101,609)
Euro debt	Euro appreciation	185,728	232,160	278,592	2,718,640	3,398,301	4,077,961
Euro cash	Euro depreciation	(40,068)	(50,085)	(60,102)	(41,113)	(51,391)	(61,669)
Fair value adjustment	Dollar /euro depreciation	(2,569,184)	(3,211,480)	(3,853,776)	(9,141,525)	(11,426,906)	(13,712,287)
Total assets/liabilities indexed to exchange fluctuation		6,808,279	8,510,348	10,212,417	9,346,726	11,683,409	14,020,090
Total (gain) loss			1,702,069	3,404,138		2,336,683	4,673,364

(b)             Interest rate risk

Financial assets

Cash equivalents and cash investments in local currency are substantially maintained in financial investment funds exclusively managed for the Company and its subsidiaries, and investments in private securities issued by prime financial institutions.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The interest rate risk linked to these assets arises from the possibility of decreases in these rates and consequent decrease in the return on these assets.

Financial liabilities

The Company and its subsidiaries have borrowings and financing subject to floating interest rates, based on the Long-term Interest Rate (TJLP), the CDI, or the Benchmark Rate in the case of real-denominated debt as at September 30, 2019. After the approval of the JRP, the Company does not have borrowings and financing subject to foreign currency-denominated floating interest rate.

As at September 30, 2019, approximately 46.9% (46.0% at December 31, 2018) of the incurred debt was subject to floating interest rates. The most material exposure of Company’s and its subsidiaries’ debt after is to CDI.  Therefore, a continued increase in this interest rate would have an adverse impact on future interest payments.

These assets and liabilities are presented in the balance sheet as follows:

	COMPANY
	09/30/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	1,463,643	1,463,643	1,363,177	1,363,177
Cash investments	178,348	178,348	195,639	195,639
Financial liabilities
Borrowings and financing (Note 19)	3,605,411	3,605,411	3,203,648	3,203,648

	CONSOLIDATED
	09/30/2019		12/31/2018
	Carrying amount	Market value	Carrying amount	Market value
Financial assets
Cash equivalents	2,739,626	2,739,626	3,943,324	3,943,324
Cash investments	213,365	213,365	238,962	238,962
Financial liabilities
Borrowings and financing (Note 19)	8,461,446	8,461,446	7,633,140	7,633,140

Interest rate fluctuation risk sensitivity analysis

Management believes that the most material risk related to interest rate fluctuations arises from its liabilities pegged to the TJLP and primarily the CDI. This risk is associated to an increase in those rates. The TJLP rate remained stable at 7.0% p.a. from April 1, 2017 to December 31, 2017. Beginning January 1, 2018, the TJLP was being successively reduced: 6.75% per year up to March 2018, 6.6% per year from April to June 2018, and 6.56% from July to September 2018. In turn, from October to December 2018 this rate was increased to 6.98% per year, and from January to March 2019 it increased to 7.03% to be reduced again from April to June to 6.26% and from July to September to 5.95%. Before the end of the quarter the National Monetary Council decided to reduce this rate again to 5.57% per year, effective for October-December 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As required by CVM Instruction 475, Management estimated the fluctuation scenarios of the rates CDI and TJLP as at September 30, 2019. The rates used for the probable scenario were the rates prevailing at the end of the reporting period.

For purposes of this Instruction, however, these rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

09/30/2019
Interest rate scenarios
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
5.40%	5.95%	6.75%	7.44%	8.10%	8.93%

Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair values, or even the present values of these liabilities.

The impacts of exposure to interest rates, in the sensitivity scenarios estimated by the Company, are shown in the table below:

		09/30/2019
		COMPANY			CONSOLIDATED
Description	Individual risk	Probable scenario	Possible scenario	Remote scenario	Probable scenario	Possible scenario	Remote scenario
CDI-indexed debt	CDI increase	1,935,155	3,026,394	3,750,365	3,434,449	5,370,950	6,655,640
TJLP-indexed debt	TJLP increase	909,879	1,143,796	1,350,490	3,555,922	4,470,096	5,277,884
Total assets/liabilities pegged to the interest rate		2,845,034	4,170,190	5,100,855	6,990,371	9,841,046	11,933,524
Total (gain) loss			1,325,156	2,255,821		2,850,675	4,943,153

3.2.2.      Credit risk

The concentration of credit risk associated to trade receivables is immaterial due to the diversification of the portfolio. Doubtful receivables are adequately covered by an allowance for doubtful accounts.

Transactions with financial institutions (cash investments and borrowings and financing) are made with prime entities, avoiding the concentration risk. The credit risk of financial investments is assessed by setting caps for investment in the counterparts, taking into consideration the ratings released by the main international risk rating agencies for each one of such counterparts. As at September 30, 2019, approximately 92.67% of the consolidated cash investments were made with counterparties with an AAA, AA, A, and or sovereign risk rating.

The Company had credit risks related to dividends receivable associated to the investment in Unitel. In November 2019, PT Ventures received USD33.1 million in extraordinary dividends from Unitel (see Note 31).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

3.2.3.      Liquidity risk

The liquidity risk also arises from the possibility of the Company being unable to discharge its liabilities on maturity dates and obtain cash due to market liquidity restrictions. Management uses its resources mainly to fund capital expenditures incurred on the expansion and upgrading of the network, invest in new businesses.

The Company’s management monitors the continual forecasts of the liquidity requirements to ensure that the company has sufficient cash to meet its operating needs and fund capital expenditure to modernize and expand its network.

At the beginning of 2019, Oi completed the capital increase provided for in the JRP. With this increase, the Company received R$4.0 billion, which will be allocated to the incremental CAPEX Plan, directed to the expansion of the mobile and fixed infrastructure, while focused primarily on the fiber optics project. In addition to the capital increase, to finance the incremental CAPEX associated to the Strategic Plan, the Company plans to divest unessential and release cash through non-operating event such as, for example, tax credits.

4.               NET OPERATING REVENUE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018

Gross operating revenue	1,202,282	1,452,279	6,739,704	7,542,074

Deductions from gross revenue	(291,769)	(359,959)	(1,738,472)	(2,060,704)
Taxes	(290,387)	(358,531)	(1,382,412)	(1,665,025)
Other deductions	(1,382)	(1,428)	(356,060)	(395,679)

Net operating revenue	910,513	1,092,320	5,001,232	5,481,370

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018

Gross operating revenue	3,780,265	4,590,194	20,591,027	23,108,953

Deductions from gross revenue	(917,376)	(1,147,884)	(5,368,414)	(6,414,017)
Taxes	(914,110)	(1,142,156)	(4,289,860)	(5,174,014)
Other deductions	(3,266)	(5,728)	(1,078,554)	(1,240,003)

Net operating revenue	2,862,889	3,442,310	15,222,613	16,694,936

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

5.               REVENUE AND EXPENSES BY NATURE

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Net operating revenue	910,513	1,092,320	5,001,232	5,481,370
Operating income (expenses):
Interconnection	(20,879)	(33,922)	(110,192)	(147,287)
Personnel	(112,311)	(126,589)	(615,086)	(665,890)
Third-party services	(273,380)	(285,764)	(1,516,265)	(1,516,186)
Grid maintenance service	(153,758)	(172,290)	(250,951)	(288,046)
Handset and other costs			(36,333)	(45,948)
Advertising and publicity	(26,229)	(17,126)	(148,344)	(73,849)
Rentals and insurance	(112,468)	(162,994)	(677,047)	(1,105,962)
Provisions/reversals	362,617	1,003	(72,351)	(7,443)
Estimated loss on doubtful debts	(19,970)	(8,753)	(159,636)	(157,783)
Impairment losses	(3,341,842)		(3,341,842)
Taxes and other income (expenses)	(1,701,581)	(1,644,770)	(40,669)	(13,628)
Other operating income (expenses), net	(9,944)		520,685
Operating expenses excluding depreciation and amortization	(5,409,745)	(2,451,205)	(6,448,031)	(4,022,022)
Depreciation and amortization	(461,980)	(431,561)	(1,752,125)	(1,465,087)
Total operating expenses	(5,871,725)	(2,882,766)	(8,200,156)	(5,487,109)
Loss before financial income (expenses) and taxes	(4,961,212)	(1,790,446)	(3,198,924)	(5,739)
Financial income (expenses):
Financial income	1,894,079	3,296,716	1,499,447	731,509
Financial expenses	(2,682,269)	(2,992,549)	(3,875,418)	(2,186,887)
Total financial income (expenses)	(788,190)	304,167	(2,375,971)	(1,455,378)
Pre-tax loss	(5,749,402)	(1,486,279)	(5,574,895)	(1,461,117)
Income tax and social contribution	2,513	149,892	(208,610)	126,136
Loss for the period	(5,746,889)	(1,336,387)	(5,783,505)	(1,334,981)
Loss attributable to Company owners	(5,746,889)	(1,336,387)	(5,746,889)	(1,336,387)
Profit (loss) attributable to non-controlling interests			(36,616)	1,406

Operating expenses by function:

Cost of sales and/or services	(787,351)	(842,561)	(3,829,421)	(4,078,693)
Selling expenses	(196,007)	(189,119)	(931,331)	(908,811)
General and administrative expenses	(206,862)	(214,047)	(710,348)	(649,703)
Other operating income	186,116	191,297	1,116,808	537,604
Other operating expenses	(3,026,882)	(50,831)	(3,845,624)	(380,583)
Share of profit (loss) of investees	(1,840,739)	(1,777,505)	(240)	(6,923)
Total operating expenses	(5,871,725)	(2,882,766)	(8,200,156)	(5,487,109)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Net operating revenue	2,862,889	3,442,310	15,222,613	16,694,936
Operating income (expenses):
Interconnection	(71,371)	(110,088)	(351,312)	(495,849)
Personnel	(306,508)	(318,071)	(1,818,675)	(1,875,329)
Third-party services	(845,892)	(870,883)	(4,526,498)	(4,408,207)
Grid maintenance service	(484,422)	(511,071)	(782,407)	(837,595)
Handset and other costs			(131,972)	(123,189)
Advertising and publicity	(65,060)	(56,480)	(334,227)	(238,088)
Rentals and insurance (i)	(324,239)	(424,272)	(2,013,612)	(3,189,868)
Provisions/reversals	380,440	(98,148)	(186,128)	(167,426)
Estimated loss on doubtful debts	(91,049)	(66,640)	(427,122)	(565,572)
Impairment losses (ii)	(3,341,842)		(3,341,842)
Taxes and other income (expenses) (iii)	(2,979,731)	380,909	(50,360)	(199,812)
Other operating income (expenses), net (iv)	582,826	222,901	1,340,475	156,087
Operating expenses excluding depreciation and amortization	(7,546,848)	(1,851,843)	(12,623,680)	(11,944,848)
Depreciation and amortization (i)	(1,357,191)	(1,269,812)	(5,171,189)	(4,324,720)
Total operating expenses	(8,904,039)	(3,121,655)	(17,794,869)	(16,269,568)
Profit (loss) before financial income (expenses) and taxes	(6,041,150)	320,655	(2,572,256)	425,368
Financial income (expenses):
Financial income	3,055,123	33,468,782	2,829,768	31,195,560
Financial expenses (i)	(3,752,301)	(6,054,868)	(6,781,150)	(3,670,599)
Total financial income (expenses)	(697,178)	27,413,914	(3,951,382)	27,524,961
Profit (loss) before taxes	(6,738,328)	27,734,569	(6,523,638)	27,950,329
Income tax and social contribution	797	214,723	(290,349)	7,929
Profit (loss) for the period	(6,737,531)	27,949,292	(6,813,987)	27,958,258
Profit (loss) attributable to the owners of the Company	(6,737,531)	27,949,292	(6,737,531)	27,949,292
Profit (loss) attributable to non-controlling interests			(76,456)	8,966

Operating expenses by function:

Cost of sales and/or services	(2,360,142)	(2,442,075)	(11,562,503)	(12,111,143)
Selling expenses	(622,837)	(608,240)	(2,689,618)	(2,753,994)
General and administrative expenses	(637,625)	(660,612)	(2,090,203)	(2,025,032)
Other operating income	1,491,745	448,953	3,257,537	1,477,638
Other operating expenses	(3,065,809)	24,209	(4,708,553)	(843,195)
Share of profit (loss) of investees	(3,709,371)	116,110	(1,529)	(13,842)
Total operating expenses	(8,904,039)	(3,121,655)	(17,794,869)	(16,269,568)

(i)          The none-month comparison was impacted by the adoption of IFRS 16/CPC 06 (R2) Leases beginning January 1, 2019 (Note 2(b)).

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(ii)         As required by CPC 01/IAS 36, the Company conducted an impairment test of its assets with finite useful lives for reporting date September 30, 2019 and recognized an allowance for impairment losses relating to the expected future profitability of such assets. The Company took into consideration in its assumptions for the impairment test, among other factors, the strategic plan disclosed in July 2019. The plan rests on transformation actions, focused on improving operational and financial performance (see Note 17).

(iii)       Includes the share of profit (loss) of investees.

(iv)       In 2019, refers basically to the accounting recognition amounting to R$592,770 in the Company and R$1,517,919 on a consolidated basis, of the PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March 2019, as described in Note 11, and R$167,395 on a consolidated basis related to the derecognition for the reconciliation of tax credits and tax incentives from prior periods that are not expected to be realized.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

6.               FINANCIAL INCOME (EXPENSES)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Financial income
Adjustment to present value	14,533	(19,403)	45,030	87,291
Inflation adjustment and foreign exchange differences on the fair value adjustment	228,192	100,688	705,297	364,206
Gain on the restructuring of third-party borrowings		(2,053)		(56,190)
Interest on and inflation adjustment to other assets	(45,041)	139,609	653,694	296,438
Income from cash investments	34,245	21,636	51,259	75,402
Interest and foreign exchange differences on intragroup loans	1,642,486	3,082,866
Exchange differences on translating foreign cash investments	6,942	2,912	7,136	5,777
Reversal interest and other revenue	12,722	(29,539)	37,031	(41,415)
Total	1,894,079	3,296,716	1,499,447	731,509

Financial expenses and other charges
a) Borrowing and financing costs
Recognition of present value adjustment	(130,091)	(102,679)	(294,016)	(231,854)
Inflation adjustment to and exchange losses on third-party borrowings	(736,671)	(321,395)	(1,357,876)	(648,521)
Interest on borrowings from third parties	(240,847)	(237,865)	(351,024)	(349,064)
Interest on debentures	(55,103)	(53,846)	(85,827)	(83,869)
Interest and foreign exchange differences on intragroup loans	(1,187,962)	(1,797,718)
Subtotal:	(2,350,674)	(2,513,503)	(2,088,743)	(1,313,308)
b) Other charges
Adjustment to present value	(82,283)	(32,600)	(457,330)	(102,774)
Gain (loss) on cash investments classified as held for sale	180,990	(46,124)	59,813	(215,860)
Tax on transactions and bank fees	(21,258)	(21,500)	(67,821)	(87,656)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(205,830)	(86,943)	(635,939)	(243,418)
Inflation adjustment to (provisions)/reversals	(123,400)	(52,301)	(539,150)	(76,735)
Interest on taxes in installments - tax financing program	(2,270)	(8,329)	(3,844)	(10,150)
Derivative transactions	944		944
Other expenses	(78,488)	(231,249)	(143,348)	(136,986)
Subtotal:	(331,595)	(479,046)	(1,786,675)	(873,579)
Total	(2,682,269)	(2,992,549)	(3,875,418)	(2,186,887)
Financial income (expenses)	(788,190)	304,167	(2,375,971)	(1,455,378)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Financial income
Adjustment to present value (i)	15,567	5,256,395	48,854	13,291,351
Inflation adjustment and foreign exchange differences on the fair value adjustment	196,707	536,288	582,454	1,755,391
Gain on the restructuring of third-party borrowings (ii)		3,269,445		11,054,126
Interest on and inflation adjustment to other assets (iii)	1,033,153	498,693	1,903,985	993,806
Income from cash investments	144,533	106,990	209,446	249,685
Interest and foreign exchange differences on intragroup loans (iv)	1,605,009	23,270,609
Exchange differences on translating foreign cash investments	(49,049)	9,296	(49,491)	19,812
Reversal of interest and other income (v)	109,203	521,066	134,520	3,831,389
Total	3,055,123	33,468,782	2,829,768	31,195,560

Financial expenses and other charges
a) Borrowing and financing costs
Recognition of present value adjustment	(319,852)	(245,831)	(713,664)	(557,900)
Inflation adjustment to and exchange losses on third-party borrowings (vi)	(639,884)	(1,585,291)	(1,149,498)	(3,103,788)
Interest on borrowings from third parties (vii)	(663,644)	821,074	(972,830)	1,569,945
Interest on debentures (vii)	(161,966)	649,171	(252,276)	576,218
Interest and foreign exchange differences on intragroup loans (viii)	(1,086,891)	(4,954,591)
Subtotal:	(2,872,237)	(5,315,468)	(3,088,268)	(1,515,525)
b) Other charges
Adjustment to present value (ix)	(244,087)	(78,460)	(1,357,022)	(264,363)
Gain (loss) on cash investments classified as held for sale	161,151	513,258	12,585	494,540
Tax on transactions and bank fees	(108,169)	(366,169)	(257,560)	(703,705)
Interest on, inflation adjustment to, and foreign exchange differences on other liabilities	(326,615)	(216,061)	(1,007,179)	(622,374)
Inflation adjustment to (provisions)/reversals	(209,990)	49,584	(721,527)	(166,443)
Interest on taxes in installments - tax financing program	(7,495)	(17,461)	(12,986)	(22,626)
Derivative transactions	55,025		55,025
Other expenses (x)	(199,884)	(624,091)	(404,218)	(870,103)
Subtotal:	(880,064)	(739,400)	(3,692,882)	(2,155,074)
Total	(3,752,301)	(6,054,868)	(6,781,150)	(3,670,599)
Financial income (expenses)	(697,178)	27,413,914	(3,951,382)	27,524,961

(i)      In 2018, refers to the recognition of the fair value of third-party borrowings and financing arising from the impacts of the ratification of the JRP.

(ii)     In 2018, refers basically to the positive impact of the novation of the debt represented by the qualified Senior Notes, calculated pursuant to the JRP.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(iii)   In 2019, refers to the accounting recognition amounting to R$891 million in the Company and R$1,549 million on a consolidated basis related to the inflation adjustment to PIS and COFINS credits arising from the deduction of ICMS from the tax base of PIS and COFINS, as well as the recovery of unduly paid amounts as PIS and COFINS, under a final and unappealable court decision reached in March and September 2019, as described in Note 11.

(iv)   In 2018, in the Company includes R$18,435 million in present value adjustment to intragroup loans.

(v)     In 2018, represented mainly by the reversal of the interest expenses on debt included in the JRP, adjusted in the period prior to the ratification of the Plan amounting to R$2,826 million and adjustment of trade payables and default payment to present value amounting to R$893 million, on a consolidated basis.

(vi)   In 2018, in the Company and on a consolidated basis, includes R$555 million related to the capital gain associated to the novation of debts arising on the Senior Notes.

(vii)  In 2018, on a consolidated basis, represented mainly by the reversal of interest on the debt included in the JRP amounting to R$3,115 million and interest expenses on novated debt and debentures totaling R$167 million.

(viii)    In 2018, in the Company includes R$1,097 million in present value adjustment to intragroup loans.

(ix)   Represented by the present value adjustment associated to leases, onerous agreement, and trade payables subject to the Corporate Reorganization.

(x)     Represented mainly by financial banking fees and commissions.

7.               INCOME TAX AND SOCIAL CONTRIBUTION

Income taxes encompass the income tax and the social contribution. The income tax rate is 25% and the social contribution rate is 9%, generating aggregate nominal tax rate of 34%.

The provision for income tax and social contribution is broken down as follows:

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Income tax and social contribution
Current taxes	2,513	(3,579)	(84,966)	1,768
Deferred taxes (Note 10)		153,471	(123,644)	124,368
Total	2,513	149,892	(208,610)	126,136

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Pre-tax loss	(5,749,402)	(1,486,279)	(5,574,895)	(1,461,117)
Income tax and social contribution
Income tax and social contribution on taxed income	1,954,797	505,335	1,895,464	496,780
Equity in investees	(625,851)	(604,352)	(82)	(2,354)
Tax incentives (basically, operating profit)		6	841	1,013
Permanent deductions (add-backs)	369,186	603,814	346,377	(312,143)
Reversal of (Allowance for) impairment losses on deferred tax assets	(1,695,619)	(354,911)	(2,261,788)	(215,753)
Tax effects of deferred tax assets of foreign subsidiaries			(189,422)	158,593
Income tax and social contribution effect on profit or loss	2,513	149,892	(208,610)	126,136

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Income tax and social contribution
Current taxes	797	(23,594)	(90,183)	60,869
Deferred taxes (Note 10)		238,317	(200,166)	(52,940)
Total	797	214,723	(290,349)	7,929

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Profit (loss) before taxes	(6,738,328)	27,734,569	(6,523,638)	27,950,329
Income tax and social contribution
Income tax and social contribution on taxed income	2,291,032	(9,429,753)	2,218,037	(9,503,112)
Equity in investees	(1,261,186)	39,477	(520)	(4,706)
Tax incentives (basically, operating profit) (i)	37	51	949	8,254
Permanent deductions (add-backs) (ii)	(264,148)	8,939,606	(494,816)	14,003,811
Reversal of (Allowance for) impairment losses on deferred tax assets (iii)	(764,938)	665,342	(1,757,417)	(906,268)
Tax effects of deferred tax assets of foreign subsidiaries (iv)			(256,582)	(3,590,050)
Income tax and social contribution effect on profit or loss	797	214,723	(290,349)	7,929

(i)          Refers basically to the exploration profit recognized in the profit or loss of subsidiary Oi Móvel pursuant to Law 11638/2007.

(ii)         In 2019, the tax effects from permanent add-backs are represented mainly by the recognition of the present value adjustment to the restructured liabilities included in the JRP. In 2018 the main tax effects from permanent deductions arising from the recognition of the restructuring of the liabilities included in the JRP.

(iii)       Refers to the reversal (recognition) of the allowance for the realizable value (impairment) of deferred tax assets (Note 10).

(iv)       Refers to the effects of unrecognized deferred tax assets held by foreign subsidiaries that do not have a history of profitability and/or an expectation to generate taxable income.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

8.               CASH, CASH EQUIVALENTS AND CASH INVESTMENTS

Cash investments made by the Company and its subsidiaries in the years ended September 30, 2019 and December 31, 2018 are measured at their fair values.

(a)             Cash and cash equivalents

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Cash and banks	149,887	152,454	237,734	287,491
Cash equivalents	1,463,643	1,516,605	2,740,792	4,097,838
Total	1,613,530	1,669,059	2,978,526	4,385,329

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Repurchase agreements	1,185,116	868,834	2,099,330	2,742,731
Private securities	133,617	364,014	369,237	895,073
Bank certificates of deposit (CDBs)	142,226	127,685	267,349	301,632
Time deposits		153,428	1,166	154,514
Other	2,684	2,644	3,710	3,888
Cash equivalents	1,463,643	1,516,605	2,740,792	4,097,838

(b)             Cash investments

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Private securities	165,225	180,159	195,088	213,653
Government securities	13,123	15,480	18,277	25,309
Total	178,348	195,639	213,365	238,962
Current	173,320	190,779	178,598	201,975
Non-current	5,028	4,860	34,767	36,987

The Company and its subsidiaries hold cash investments in Brazil and abroad for the purpose of earning interest on cash, benchmarked to CDI in Brazil, LIBOR for the US dollar-denominated portion, and EURIBOR for the euro-denominated portion.

The amounts of cash equivalents and short-term investments are basically invested through exclusive investment funds, and most of the portfolio consists of Government Securities with yield pegged to the SELIC rate. The portfolio is preferably allocated to highly liquid spot market instruments for all investments.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

9.               ACCOUNTS RECEIVABLE

	COMPANY[1]		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Billed services	1,202,821	1,014,798	6,017,978	5,699,817
Unbilled services	413,304	453,985	928,945	984,062
Handheld devices, accessories, and other assets	95,850	115,632	370,337	619,821
Subtotal	1,711,975	1,584,415	7,317,260	7,303,700
Estimated loss on doubtful debts	(374,803)	(390,728)	(701,026)	(787,145)
Total	1,337,172	1,193,687	6,616,234	6,516,555

1 This amount includes the related-party balances, as shown in Note 28.

The aging list of trade receivables is as follows:

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Current	1,441,024	1,259,070	5,232,962	5,167,408
Past-due up to 60 days	125,366	177,222	604,025	672,673
Past-due from 61 to 90 days	24,074	29,906	137,322	131,798
Past-due from 91 to 120 days	19,920	26,078	125,132	132,562
Past-due from 121 to 150 days	19,459	19,840	96,095	104,628
Over 150 days past-due	82,132	72,299	1,121,724	1,094,631
Total	1,711,975	1,584,415	7,317,260	7,303,700

The movements in the estimated loss on doubtful accounts were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	(390,728)	(787,145)
Estimated loss on doubtful debts	(91,049)	(427,173)
Trade receivables written off as uncollectible	106,974	513,292
Balance at Sep 30, 2019	(374,803)	(701,026)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

10.            CURRENT AND DEFERRED INCOME TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Current recoverable taxes
Recoverable income tax (IRPJ) (i)	20,799	72,936	289,737	287,472
Recoverable social contribution (CSLL) (i)	3	4,349	64,457	91,996
IRRF/CSLL - withholding income taxes (ii)	55,778	69,141	139,191	241,778
Total current	76,580	146,426	493,385	621,246

Deferred recoverable taxes
Income tax and social contribution on temporary differences1				23,050
Total non-current				23,050

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Current taxes payable
Income tax payable		705	36,396	21,628
Social contribution payable		258	10,616	5,398
Total current		963	47,012	27,026

Deferred taxes payable
Income tax and social contribution on temporary differences1			177,116
Total non-current			177,116

1 See movements table below

(i)               Refer mainly to prepaid income tax and social contribution that will be offset against federal taxes payable in the future.

(ii)             Refer to withholding income tax (IRRF) credits on cash investments, derivatives, intragroup loans, government entities, and other amounts that are used as deductions from income tax payable for the years, and social contribution withheld at source on services provided to government agencies.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Movements in deferred income tax and social contribution

	COMPANY
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 09/30/2019
Deferred tax assets arising on:
Temporary differences
Provisions	736,907	(728,861)		8,046
Provisions for suspended taxes	20,369	1,880		22,249
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,762)	(3,748)	3,849	(14,661)
Estimated loss on doubtful debts	173,766	(5,075)		168,691
Profit sharing	18,115	(11,145)		6,970
Foreign exchange differences	732,978	324,270		1,057,248
Merged goodwill (i)	1,690,507	(209,096)		1,481,411
Other temporary add-backs and deductions	212,929	11,957	1,714	226,600
Onerous obligation	417,123	25,498		442,621
Deferred taxes on temporary differences	3,987,932	(594,320)	5,563	3,399,175
Tax loss carryforwards	4,125,910	37,863	25,095	4,188,868
Total deferred tax assets	8,113,842	(556,457)	30,658	7,588,043
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,150,343)	1,321,395		(828,948)
Allowance for impairment loss (iii)	(5,963,499)	(764,938)	(30,658)	(6,759,095)
Total deferred tax assets (liabilities)

	CONSOLIDATED
	Balance at 12/31/2018	Recognized in deferred tax benefit/ expenses	Recognized directly in equity	Balance at 09/30/2019
Deferred tax assets arising on:
Temporary differences
Provisions	1,244,246	(590,371)		653,875
Provisions for suspended taxes	29,555	4,723		34,278
Provisions for pension funds and impacts of CPC 33 (R1) (IAS 19 R)	(14,095)	(3,747)	2,377	(15,465)
Estimated loss on doubtful debts	478,827	(30,743)		448,084
Profit sharing	94,504	(43,342)		51,162
Foreign exchange differences	1,403,193	518,396		1,921,589
Merged goodwill (i)	1,690,508	(209,097)		1,481,411
Other temporary add-backs and deductions	177,085	757,628	1,714	936,427
Onerous obligation	1,527,924	93,399		1,621,323
Deferred taxes on temporary differences	6,631,747	496,846	4,091	7,132,684
Tax loss carryforwards	13,703,529	471,139	25,095	14,199,763
Total deferred tax assets	20,335,276	967,985	29,186	21,332,447
Deferred tax liabilities
Temporary differences and income tax and social contribution of goodwill (ii)	(2,532,682)	589,266		(1,943,416)
Allowance for impairment loss (iii)	(17,779,544)	(1,757,417)	(29,186)	(19,566,147)
Total deferred tax assets (liabilities)	23,050	(200,166)		(177,116)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)          Refer to: (i) deferred income tax and social contribution assets calculated as tax benefit originating from the goodwill paid on acquisition of the Company and recognized by the merged companies in the course of 2009. The realization of the tax credit arises from the amortization of the goodwill balance based on the STFC license and in the appreciation of property, plant and equipment, the utilization of which is estimated to occur through 2025, and (ii) deferred income tax and social contribution assets originating from the goodwill paid on the acquisition of interests in the Company in 2008-2011, recognized by the companies merged with and into Telemar Participações S.A. (“TmarPart”) and by TmarPart merged with and into the Company on September 1, 2015, which was based on the Company’s expected future profitability and the amortization of which is estimated to occur through 2025.

(ii)         Refers basically to the tax effects on the appreciation of property, plant and equipment and intangible assets, merged from TmarPart.

(iii)       The Company, based on the schedule of expected generation of future taxable income, supported by a technical feasibility study and the comparison with the estimate of the annual realization amount of asset and liability temporary differences, revised its deferred taxes recovery estimate and identified and recognized an allowance at recovery value.

The stock of tax loss carryforwards in Brazil and foreign subsidiaries is approximately R$31,151,965 and R$14,432,380, and corresponds to R$10,591,668 and R$3,608,095 in deferred tax assets, respectively, which can be carried forward indefinitely and offset against taxes payable in the future.

11.            OTHER TAXES

	ASSETS
	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Recoverable State VAT (ICMS) (i)	254,482	280,166	1,291,989	1,240,353
PIS and COFINS (ii)	1,566,210	100,181	3,158,067	215,860
Other	46	23	89,351	63,015
Total	1,820,738	380,370	4,539,407	1,519,228
Current	498,037	232,961	1,476,577	803,252
Non-current	1,322,701	147,409	3,062,830	715,976

	LIABILITIES
	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
State VAT (ICMS)	176,226	197,606	504,703	556,693
ICMS Convention No. 69/1998	24,336	23,602	66,014	34,113
PIS and COFINS (iii)	66,293	23,731	236,627	235,319
FUST/FUNTTEL/broadcasting fees (iv)	203,204	199,528	665,803	655,022
Other (v)	7,314	12,242	173,367	181,437
Total	477,373	456,709	1,646,514	1,662,584
Current	248,310	233,714	956,370	1,033,868
Non-current	229,063	222,995	690,144	628,716

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)       Recoverable ICMS arises mostly from prepaid taxes and credits claimed on purchases of property, plant and equipment, which can be offset against ICMS payable within 48 months, pursuant to Supplementary Law 102/2000.

(ii)     The Company and its subsidiaries had legal proceedings to claim the right to deduct ICMS from the PIS and COFINS tax bases and the recovery of past unduly paid amounts, within the relevant statute of limitations.

In March 2019, the 1st and 2nd Region Federal Courts (Brasília and Rio de Janeiro) issued final and unappealable decisions favorable to the Company on two of the three main lawsuits of the Company relating to the discussion about the non-levy of PIS and COFINS on ICMS. As for the third most material lawsuit, a final and unappealable decision was issued by the 2nd Region Federal Court in September 2019.

Accordingly, the Company recognized R$1,498 million in the Company and R$3,087 million on a consolidated basis related to the credits as mentioned above.

The Company is already utilizing part of the credits definitively recognized at court level to offset them against current federal taxes payable and has concurrently been taking the necessary actions to initiate the utilization of the remains tax credits.

(iii)   Refers basically to the Social Integration Program Tax on Revenue (PIS) and Social Security Funding Tax on Revenue (COFINS) on revenue, financial income, and other income.

(iv)    The Company and its subsidiaries Telemar and Oi Móvel filed lawsuits to discuss the correct calculation of the contribution to the FUST and in the course of the lawsuits made escrow deposits to suspend its collection. These discussions are also being judged by higher courts and a possible transformation of the deposited amounts into definitive payments should not occur within two (2) years.

(v)     Consisting primarily of inflation adjustment to suspended taxes and withholding tax on intragroup loans and interest on capital.

12.            JUDICIAL DEPOSITS

In some situations the Company makes, as ordered by courts or even at its own discretion to provide guarantees, judicial deposits to ensure the continuity of ongoing lawsuits. These judicial deposits can be required for lawsuits with a likelihood of loss, as assessed by the Company based on the opinion of its legal counselors, as probable, possible, or remote.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

As set forth by relevant legislation, judicial deposits are adjusted for inflation.

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Civil	3,524,269	3,746,025	5,340,059	5,849,978
Tax	754,261	801,340	2,253,695	2,337,508
Labor	391,875	583,723	909,633	1,197,144
Subtotal:	4,670,405	5,131,088	8,503,387	9,384,630
Estimated loss (i)	(11,325)	(444,407)	(26,448)	(649,910)
Total	4,659,080	4,686,681	8,476,939	8,734,720
Current	1,213,184	1,348,700	1,520,873	1,715,934
Non-current	3,445,896	3,337,981	6,956,066	7,018,786

(i) This amount represents the estimated loss of balances of judicial deposits which are in the process of reconciliation with the obtained statements.

13.            PREPAID EXPENSES

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Costs incurred on the performance of a contract (IFRS 15)	246,246	238,648	1,003,132	912,538
Telecom Inspection Fund (FISTEL) fee	185		138,203
Advertising and publicity	814	580	81,735	135,049
Bank guarantee	10,578	15,840	33,460	40,690
Insurance	12,590	22,458	31,739	48,865
Contractual prepaid expenses		16,195		47,771
Other	21,096	10,873	149,652	81,590
Total	291,509	304,594	1,437,921	1,266,503
Current	178,487	191,087	853,670	743,953
Non-current	113,022	113,507	584,251	522,550

14.            OTHER ASSETS

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Sureties from related parties	71,754	67,621
Advances to and amounts recoverable from suppliers	131,146	382,783	538,590	621,376
Amounts receivable from the sale of property, plant and equipment items	81,527	85,684	301,816	305,155
Amounts receivable	183,930	211,786	154,326	202,834
Advances to employees	12,604	15,948	63,083	69,635
Other	42,943	43,234	234,470	131,532
Total	523,904	807,056	1,292,285	1,330,532
Current	491,093	787,119	847,744	1,079,670
Non-current	32,811	19,937	444,541	250,862

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

15.            INVESTMENTS

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Investment in subsidiaries	16,199,157	16,917,150
Joint arrangements			28,069	31,488
Investments in associates			47,643	44,124
Tax incentives, net of allowances for losses	10,273	10,273	31,876	31,876
Other investments	3,799	3,799	10,596	10,352
Total	16,213,229	16,931,222	118,184	117,840

Summary of the movements in investment balances

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	16,931,222	117,840
Share of profit (loss) of investees (Note 5)	(3,709,371)	(1,529)
Associates’ share of other comprehensive income	3,504	(825)
Reclassification of equity in investees to held-for-sale assets	221,969	1,855
Reclassification of equity in investees to the provision for equity deficiency	569,410
Advance for future capital increase in subsidiary (*)	2,100,000
Other	96,495	843
Balance at Sep 30, 2019	16,213,229	118,184

(*) Refers to the advance for capital increase held by wholly-owned subsidiary Telemar to discharge its universal service and quality maintenance obligations. The actual capital increase will depend on a preapproval from ANATEL.

The main data related to direct equity interests in subsidiaries, for equity accounting purposes, are as follows:

			COMPANY
			09/30/2019
			In thousands Shares		Equity interests - %
Subsidiaries	Equity	Profit (loss) for the period	Common	Preferred	Total capital	Voting capital
Telemar	16,235,409	(2,939,228)	154,032,213	189,400,783	100	100
Rio Alto	5,322	143	215,538,129	215,538,129	100	100
Oi Holanda	(1,523,736)	(160,144)	100		100	100
Oi Serviços Financeiros	4,295	3,246	799		100	100
PTIF	(2,969,014)	(349,700)	0.042		100	100
CVTEL	(1,217)	(282)	18		100	100
Carrigans	108		0.100		100	100
PT Participações	3,640,584	(221,969)	1,000,000		100	100
Serede	(338,713)	(206,017)	24,431,651		17.51	17.51

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Equity in investees				Investment value		Provision for negative shareholders’ equity
	Three-month periods ended		Nine-month period ended
Subsidiaries	09/30/2019	09/30/2018	09/30/2019	09/30/2018	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Telemar	(1,206,176)	(1,602,227)	(2,939,228)	11,207,625	16,235,409	16,951,431
Rio Alto	48	344	143	989	5,322	5,179
Oi Holanda (ii)	(143,874)	(72,511)	(160,144)	(3,193,263)			1,523,736	4,154,419
Oi Serviços Financeiros	1,079	1,663	3,246	5,097	4,295	1,050
PTIF (ii)	(289,926)	(115,291)	(349,700)	(7,850,760)			2,969,014	7,255,948
CVTEL	(114)	(49)	(282)	(171)			1,217	902
Carrigans					108	105
Serede	(35,851)	3,831	(36,074)	7,764			59,309	23,235
Unrealized profits or losses with investees	(1,986)	2,567	(5,363)	(5,702)	(45,977)	(40,615)
Subtotal:	(1,676,800)	(1,781,673)	(3,487,402)	171,579	16,199,157	16,917,150	4,553,276	11,434,504
PT Participações (i)	(163,939)	4,168	(221,969)	(55,469)	3,640,584	3,721,549
Total	(1,840,739)	(1,777,505)	(3,709,371)	116,110	19,839,741	20,638,699	4,553,276	11,434,504

(i)       Refers to the share of profit (loss) of investees and the amount of the investments held in the operations in Africa and Asia, classified as held-for-sale assets.

(ii)     With the approval of the JRP, the Oi companies’ debts, represented by the bonds, were consolidated at Oi. To document these transactions it was necessary to enter into loan agreements between Oi and Oi Holanda, as well as between Oi and PTIF. These agreements provided for the possibility of paying and settling he total amount due through a capital increase, which was the approach effectively applied by Oi on January 31, 2019, amounting to €665,639,602.32 at Oi Holanda and €1,100,259.843.00 at PTIF.

Summarized financial information

	09/30/2019
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	36,391,773	20,156,364	4,563,209
Oi Holanda (i)	968,801	2,492,537
PTIF (i)	745,885	3,714,899
Rio Alto	5,302	(20)
Oi Serviços Financeiros	21,564	17,269	390
CVTEL	52	1,269
Serede	1,356,685	1,695,398	1,918,646

(i) Amounts adjusted for consolidation and equity accounting purposes.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	12/31/2018		09/30/2018
Subsidiaries	Assets	Liabilities	Revenue
Telemar (i)	33,718,348	16,766,917	5,129,132
Oi Holanda (i)	549,905	4,704,324
PTIF (i)	686,409	7,919,147
Rio Alto	5,269	90
Oi Serviços Financeiros	22,853	21,803	674
CVTEL	95	997
Serede	1,049,482	1,182,178	1,204,056

 (i) Amounts adjusted for consolidation and equity accounting purposes.

16.            PROPERTY, PLANT AND EQUIPMENT

		COMPANY
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2018	460,135	6,305,104	24,435,160	6,329,728	1,962,675		2,192,670	41,685,472
Initial adoption of IFRS 16						624,232		624,232
Contractual changes						53,377		53,377
Additions	771,220		64,905	99,067		30,632	9,311	975,135
Write-offs	(8,529)		(23,267)	(78,910)		(8,003)	(72)	(118,781)
Transfers	(1,069,783)	2,180	634,429	331,554	14,214		87,406
Transfer to held-for-sale assets (See note 29)				(332)	(154,332)			(154,664)
Balance at Sep 30, 2019	153,043	6,307,284	25,111,227	6,681,107	1,822,557	700,238	2,289,315	43,064,771
Accumulated depreciation
Balance at Dec 31, 2018		(6,206,296)	(21,385,206)	(4,422,820)	(1,615,284)		(1,733,032)	(35,362,638)
Depreciation expenses		(13,692)	(358,734)	(333,539)	(26,397)	(39,047)	(27,555)	(798,964)
Write-offs			19,180	68,805		3,570	(6,964)	84,591
Transfer to held-for-sale assets (See note 29)				325	112,011			112,336
Balance at Sep 30, 2019		(6,219,988)	(21,724,760)	(4,687,229)	(1,529,670)	(35,477)	(1,767,551)	(35,964,675)
Property, plant and equipment, net
Balance at Dec 31, 2018	460,135	98,808	3,049,954	1,906,908	347,391		459,638	6,322,834
Balance at Sep 30, 2019	153,043	87,296	3,386,467	1,993,878	292,887	664,761	521,764	7,100,096
Annual depreciation rate (average)		10%	12%	10%	9%	8%	15%

(1)     Transmission and other equipment include transmission and data communication equipment.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	CONSOLIDATED
	Works in progress	Automatic switching equipment	Transmission and other equipment (1)	Infrastructure	Buildings	Right of use - leases	Other assets	Total
Cost of PP&E (gross amount)
Balance at Dec 31, 2018	3,351,613	20,077,960	62,092,721	30,343,531	4,463,690		6,466,170	126,795,685
Initial adoption of IFRS 16						8,167,932		8,167,932
Contractual changes						462,574		462,574
Additions	5,101,029		190,395	245,542	3,595	209,047	69,072	5,818,680
Write-offs	(36,922)		(53,461)	(864,266)		(96,947)	(421)	(1,052,017)
Transfers	(6,008,032)	71,141	3,729,961	1,956,842	47,276		202,812
Transfer to held-for-sale assets (See note 29)				(503)	(243,582)			(244,085)
Balance at Sep 30, 2019	2,407,688	20,149,101	65,959,616	31,681,146	4,270,979	8,742,606	6,737,633	139,948,769
Accumulated depreciation
Balance at Dec 31, 2018		(18,940,570)	(47,888,763)	(23,034,282)	(2,814,575)		(5,691,932)	(98,370,122)
Depreciation expenses		(204,483)	(1,846,244)	(1,087,121)	(78,081)	(702,492)	(183,094)	(4,101,515)
Write-offs			48,194	806,897		17,617	(6,907)	865,801
Transfers		85	(1,069)	(261)	326		919
Transfer to held-for-sale assets (See note 29)				331	163,202			163,533
Balance at Sep 30, 2019		(19,144,968)	(49,687,882)	(23,314,436)	(2,729,128)	(684,875)	(5,881,014)	(101,442,303)
Property, plant and equipment, net
Balance at Dec 31, 2018	3,351,613	1,137,390	14,203,958	7,309,249	1,649,115		774,238	28,425,563
Balance at Sep 30, 2019	2,407,688	1,004,133	16,271,734	8,366,710	1,541,851	8,057,731	856,619	38,506,466
Annual depreciation rate (average)		10%	12%	10%	9%	11%	15%

(1)   Transmission and other equipment include transmission and data communication equipment.

Additional disclosures

Pursuant to ANATEL’s concession agreements, the property, plant and equipment items of the Company that are indispensable for the provision of the services provided for in said agreements are considered returnable assets.

As at September 30, 2019, the residual balance of the Company’s returnable assets is R$2,984,521 (R$2,900,922 at December 31, 2018) and consists of assets and installations in progress, switching and transmission equipment, payphones, outside network equipment, power equipment, and systems and operation support equipment. On a consolidated basis, this balance amounts to R$8,832,211 (R$8,218,006 at December 31, 2018).

In the period ended September 30, 2019, financial charges and transaction costs incurred on works in progress were capitalized at the average rate of 7% per year.

Movements in the rights of use - leases

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

		COMPANY
	Towers	Site	Vehicles	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	577,340	45,342		1,550	624,232
Contractual changes	53,440	(63)			53,377
Additions	14,343	1,791	14,498		30,632
Write-offs		(8,003)			(8,003)
Balance at Sep 30, 2019	645,123	39,067	14,498	1,550	700,238
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(33,357)	(4,592)	(939)	(158)	(39,046)
Write-offs	3,365	204			3,569
Balance at Sep 30, 2019	(29,992)	(4,388)	(939)	(158)	(35,477)
Right of use, net
Balance at Dec 31, 2018
Balance at Sep 30, 2019	615,131	34,679	13,559	1,392	664,761

	CONSOLIDATED
	Towers	Site	Stores	Vehicles	Real estate	Total
Balance at Dec 31, 2018
Initial adoption of IFRS 16	7,353,507	521,523	117,480	93,615	81,807	8,167,932
Contractual changes	450,417	2,676	2,681		6,800	462,574
Additions	53,303	28,553	13,188	113,903	100	209,047
Write-offs	(11,506)	(74,391)	(2,483)	(7,265)	(1,302)	(96,947)
Balance at Sep 30, 2019	7,845,721	478,361	130,866	200,253	87,405	8,742,606
Accumulated depreciation
Balance at Dec 31, 2018
Depreciation expenses	(549,343)	(69,635)	(23,376)	(45,428)	(14,710)	(702,492)
Write-offs	11,581	2,872	221	2,379	564	17,617
Balance at Sep 30, 2019	(537,762)	(66,763)	(23,155)	(43,049)	(14,146)	(684,875)
Right of use, net
Balance at Dec 31, 2018
Balance at Sep 30, 2019	7,307,959	411,598	107,711	157,204	73,259	8,057,731

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

17.            INTANGIBLE ASSETS

	COMPANY
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Balance at Dec 31, 2018	12,656	2,526,470	14,477,394	539,661	17,556,181
Additions	5,392			27	5,419
Transfers	(5,559)	70,294		(64,735)
Balance at Sep 30, 2019	12,489	2,596,764	14,477,394	474,953	17,561,600
Accumulated amortization
Balance at Dec 31, 2018		(2,510,785)	(9,515,969)	(459,387)	(12,486,141)
Amortization expenses		(24,900)	(531,792)	(1,535)	(558,227)
Expense of impairment losses (see Note 5 (ii))			(3,341,842)		(3,341,842)
Balance at Sep 30, 2019		(2,535,685)	(13,389,603)	(460,922)	(16,386,210)
Intangible assets, net
Balance at Dec 31, 2018	12,656	15,685	4,961,425	80,274	5,070,040
Balance at Sep 30, 2019	12,489	61,079	1,087,791	14,031	1,175,390
Annual amortization rate (average)		20%	20%	23%

	CONSOLIDATED
	Intangible assets in progress	Data processing systems	Regulatory licenses	Other	Total
Balance at Dec 31, 2018	27,195	8,981,694	18,602,742	1,904,547	29,516,178
Additions	312,215	2,251		39,871	354,337
Transfers	(328,707)	355,152		(26,445)
Balance at Sep 30, 2019	10,703	9,339,097	18,602,742	1,917,973	29,870,515
Accumulated amortization
Balance at Dec 31, 2018		(8,116,461)	(12,751,835)	(1,699,436)	(22,567,732)
Amortization expenses		(294,731)	(642,532)	(82,153)	(1,019,416)
Transfers		8		(8)
Expense of impairment losses (see Note 5 (ii))			(3,341,842)		(3,341,842)
Balance at Sep 30, 2019		(8,411,184)	(16,736,209)	(1,781,597)	(26,928,990)
Intangible assets, net
Balance at Dec 31, 2018	27,195	865,233	5,850,907	205,111	6,948,446
Balance at Sep 30, 2019	10,703	927,913	1,866,533	136,376	2,941,525
Annual amortization rate (average)		20%	20%	23%

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

18.            TRADE PAYABLES

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
ANATEL (*)	2,312,003	2,209,199	7,479,726	7,147,137
Services	745,414	1,030,308	3,690,526	3,397,413
Infrastructure, network and plant maintenance materials	515,129	685,303	2,667,293	2,861,712
Rental of polls and rights-of-way	82,939	83,553	151,171	191,723
Other	29,456	50,106	352,641	647,856
Adjustment to present value	(1,737,749)	(1,814,087)	(5,185,476)	(5,426,971)
Total	1,947,192	2,244,382	9,155,881	8,818,870
Current	989,896	1,301,537	5,900,431	5,225,862
Non-current	957,296	942,845	3,255,450	3,593,008

Trade payables subject to the Judicial Reorganization	1,134,914	1,013,342	3,969,222	3,794,610
Trade payables not subject to the Judicial Reorganization	812,278	1,231,040	5,186,659	5,024,260
Total	1,947,192	2,244,382	9,155,881	8,818,870

(*) Refers for prepetition claims of the Management Regulatory Agency of the Federal Attorney General’s Office (AGU) to be settle pursuant to the JRP.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

19.            BORROWINGS AND FINANCING

Borrowings and financing by type

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018	Contractual maturity
					Principal	Interest
Foreign currency Senior Notes	7,009,842	7,068,263	7,009,842	7,068,263	Jul 2025	Semiannual
Public debentures	4,520,332	4,358,366	7,040,795	6,788,519	Aug 2023 to Feb 2035	Semiannual
Financial institutions
Local currency
BNDES	989,380	925,271	3,866,618	3,616,074	Mar 2024 to Feb 2033	Monthly
Other	593,270	545,485	2,053,580	1,905,786	Oct 2019 to Feb 2035	Monthly and semiannual
Foreign currency	986,198	904,553	6,920,691	6,353,322
Foreign currency multilateral financing	369,546	326,376	369,546	326,376	Aug 2024 to Feb 2030	Semiannual
Default payment
Local currency	151,988	151,989	207,035	207,035	Feb 2038 to Feb 2042	Single installment
Foreign currency	1,117,300	1,048,285	4,297,024	4,125,317	Feb 2038 to Feb 2042
Loan and debentures from subsidiaries (Note 28)	19,322,719	18,610,408
Subtotal	35,060,575	33,938,996	31,765,131	30,390,692
Incurred debt issuance cost	(11,906)	(10,629)	(13,539)	(12,126)
Fair value adjustment (*)	(23,882,611)	(23,593,369)	(13,846,304)	(13,928,660)
Total	11,166,058	10,334,998	17,905,288	16,449,906
Current	130,373	660,172	138,842	672,894
Non-current	11,035,685	9,674,826	17,766,446	15,777,012

(*) The calculation takes into consideration the contractual flows provided for in the JRP, discounted using rates that range from 12.6% per year to 16.4% per year, depending on the maturities and currency of each instrument.

Debt issuance costs by type

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Financial institutions	11,590	10,298	12,924	11,481
Public debentures	316	331	615	645
Total	11,906	10,629	13,539	12,126
Current	1,633	1,290	1,634	1,290
Non-current	10,273	9,339	11,905	10,836

Breakdown of the debt by currency

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Euro	451,788	252,659	284,992	198,931
US dollar	7,108,859	6,878,691	9,158,850	8,617,835
Brazilian reais	3,605,411	3,203,648	8,461,446	7,633,140
Total	11,166,058	10,334,998	17,905,288	16,449,906

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Debt breakdown per index

	Index/rate	COMPANY		CONSOLIDATED
		09/30/2019	12/31/2018	09/30/2019	12/31/2018
Fixed rate	1.75% p.a. – 10.00% p.a.	6,799,859	6,708,094	9,039,332	8,562,117
CDI	80% of CDI	2,553,690	2,235,675	4,530,971	3,949,639
TJLP	2.95% p.a. + TJLP	989,083	924,957	3,865,431	3,614,820
TR	0% p.a.	15,108	10,593	20,580	14,430
Other	0% p.a.	808,318	455,679	448,974	308,900
Total		11,166,058	10,334,998	17,905,288	16,449,906

Maturity schedule of the long-term debt and debt issuance costs allocation schedule

	Long-term debt		Debt issuance costs
	COMPANY	CONSOLIDATED	COMPANY	CONSOLIDATED
	09/30/2019
2020	787	2,617	415	558
2021	2,029	3,953	1,660	1,775
2022	219	970	1,660	1,775
2023	118,557	315,227	1,660	1,775
2024 and following years	34,806,977	31,301,889	4,878	6,023
Total	34,928,569	31,624,656	10,273	11,906

Guarantees

BNDES financing facilities are originally collateralized by receivables of the Company and its subsidiaries Telemar and Oi Móvel. The Company provides guarantees to its subsidiaries Telemar and Oi Móvel for such financing facilities, totaling R$2,877 million.

Covenants

Pursuant to a Clause 17 of Appendix 4.2.4 to the JRP, the Company and its subsidiaries are subject to certain covenants existing in some loan and financing agreements, based on certain financial ratios, including Gross debt-to-EBITDA. The Company monitors on a quarterly basis these terms and conditions of the covenants and the terms and conditions for the period ended September 30, 2019, the Company and its subsidiaries were compliant with all relevant covenants of the agreements.

Changes in borrowings and financing

	12/31/2018	Interest, inflation adjustment, and exchange differences	Fair value allocation	Principal and interest payment	Tax and other payments	Transfers and other	09/30/2019
Borrowings and financing	16,449,906	2,370,221	82,357	(932,806)	(165,132)	100,742	17,905,288

The Company made the interest payments of the Qualified Bonds, which do not have a grace period for the interest, in August 2019.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

20.            LICENSES AND CONCESSIONS PAYABLE

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Personal Mobile Services (SMP)			39,071	29,530
STFC concessions		22,925		56,089
Total		22,925	39,071	85,619
Current		22,925	39,071	85,619

Correspond to the amounts payable to ANATEL for the radiofrequency concessions and the licenses to provide the SMP services, obtained at public auctions, and STFC service concessions.

21.            LEASES PAYABLE

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Towers	607,684		7,457,983
Site	35,835		425,279
Stores			111,551
Real estate	1,443		76,055
Vehicles	13,679		160,571
Total	658,641		8,231,439
Current	110,306		1,505,995
Non-current	548,335		6,725,444

Movements in leases payable

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018
Initial adoption of IFRS 16	624,232	8,167,932
New contracts	16,289	163,130
Cancellations	(7,882)	(91,412)
Interest	57,353	718,461
Payments	(85,626)	(1,192,144)
Contractual changes	54,275	465,472
Balance at Sep 30, 2019	658,641	8,231,439

Aging list of long-term lease payments

	COMPANY	CONSOLIDATED
2020	30,298	378,591
2021	120,277	1,470,818
2022	115,254	1,395,734
2023	109,648	1,303,234
2024 to 2029	465,057	6,110,784
2030 and following years	334,772	3,607,508
Total	1,175,306	14,266,669
0	(626,971)	(7,541,225)
Non-current	548,335	6,725,444

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The present value of leases payable was calculated, based on a projection future payments, discounted using discount rates that range from 10.79% to 12.75% p.a.

Contracts not recognized as leases payable

The Company elected not to recognize a leased not to recognize a lease liability for short-term leases (leases with expected period of 12 months or less) or leases of low value assets. As at September 30, 2019, the payments made under such leases were recognized in profit or loss and amounted to R$817, in the Company and R$45,786, on a consolidated basis. Additionally, the Company also recognized in profit or loss the amount R$99 in the Company and R$6,947, on a consolidated basis, related to variable lease payments.

22.            TAX REFINANCING PROGRAM

The outstanding balance of the Tax Debt Refinancing Program is broken down as follows:

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Law 11941/09 and Law 12865/2013 tax financing program
	281,022	322,654	440,162	496,240
PRT (MP 766/2017)
		28,404		54,528
PERT (Law 13496/2017)	427	2,438	427	2,438
Total	281,449	353,496	440,589	553,206
Current	55,710	86,154	87,016	142,036
Non-current	225,739	267,342	353,573	411,170

The amounts of the tax refinancing program created under Law 11941/2009, Provisional Act (MP) 766/2017, and Law 13469/2017, divided into principal, fine and interest, which include the debt declared at the time the deadline to join the program (Law 11941/2009 installment plan) was reopened as provided for by Law 12865/2013 and Law 12996/2014, are broken down as follows:

	CONSOLIDATED
	09/30/2019				12/31/2018
	Principal	Fines	Interest	Total	Total
Tax on revenue (COFINS)	13,877		153,112	166,989	199,595
Income tax
	1,800		36,680	38,480	44,967
Tax on revenue (PIS)	38,828		35,487	74,315	79,885
Social security (INSS – SAT)
	700	412	2,173	3,285	4,774
Social contribution
	600	107	10,778	11,485	12,503
Tax on banking transactions (CPMF)
	18,968	2,139	29,383	50,490	50,132
PRT – Other Debts - RFB					54,528
PERT – Other debts - RFB	240		187	427	2,438
Other	20,061	3,366	71,691	95,118	104,384
Total
	95,074	6,024	339,491	440,589	553,206

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The payment schedule is as follows:

	COMPANY	CONSOLIDATED
2019	14,247	22,074
2020	55,283	86,589
2021	55,283	86,589
2022	55,283	86,589
2023	55,283	86,589
2024	46,070	72,159
Total	281,449	440,589

The tax debts, as is the case of the debts included in tax refinancing programs, are not subject to the terms of the judicial reorganization terms.

23.            PROVISIONS

Balance breakdown

Type	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Labor
Overtime	285,570	193,343	828,478	602,673
Indemnities	58,740	46,513	240,781	187,499
Sundry premiums	46,423	35,720	238,213	166,963
Stability/reintegration	70,946	52,144	219,987	160,442
Additional post-retirement benefits	58,365	44,683	119,165	94,691
Salary differences	36,264	24,473	94,612	61,674
Lawyer/expert fees	24,148	18,492	50,425	30,898
Severance pay	7,660	6,700	38,740	31,521
Labor fines	4,344	3,535	32,681	25,921
Employment relationship	244	275	23,568	15,952
Severance Pay Fund (FGTS)	4,965	3,843	13,689	10,804
Joint liability	200	135	2,542	889
Other claims	33,531	28,656	90,897	67,254
Total	631,400	458,512	1,993,778	1,457,181

Tax
State VAT (ICMS)	55,919	67,786	618,302	503,332
Tax on services (ISS)	20	1,269	69,863	76,389
INSS (joint liability, fees, and severance pay)	451	442	23,662	23,100
Other claims	14,805	14,373	57,005	47,262
Total	71,195	83,870	768,832	650,083

Civil
ANATEL	109,842	152,445	540,965	580,182
Corporate	403,029	1,124,037	403,029	1,124,037
Small claims courts	122,935	108,503	237,455	191,839
Other claims	491,175	604,100	1,170,667	1,035,398
Total	1,126,981	1,989,085	2,352,116	2,931,456

Total provisions	1,829,576	2,531,467	5,114,726	5,038,720
Current	264,299	429,075	515,034	680,542
Non-current	1,565,277	2,102,392	4,599,692	4,358,178

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In compliance with the relevant Law, the provisions are adjusted for inflation on a monthly basis.

Breakdown of contingent liabilities, per nature

The breakdown of contingent liabilities with a possible unfavorable outcome and, therefore, not recognized in accounting, is as follows:

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Labor	214,539	232,854	699,490	770,982
Tax	5,567,370	5,481,243	28,723,241	27,586,094
Civil	764,277	693,149	1,887,589	1,723,110
Total	6,546,186	6,407,246	31,310,320	30,080,186

Summary of movements in provision balances

	COMPANY
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	458,512	83,870	1,989,085	2,531,467
Inflation adjustment	152,934	(3,655)	60,711	209,990
Additions/(reversals)	(24,955)	18,776	(374,261)	(380,440)
Write-offs for payment/terminations	44,909	(27,796)	(548,554)	(531,441)
Balance at Sep 30, 2019	631,400	71,195	1,126,981	1,829,576

	CONSOLIDATED
	Labor	Tax	Civil	Total
Balance at Dec 31, 2018	1,457,181	650,083	2,931,456	5,038,720
Inflation adjustment	404,214	54,646	262,667	721,527
Additions/(reversals)	279,619	92,634	(186,125)	186,128
Write-offs for payment/terminations	(147,236)	(28,531)	(655,882)	(831,649)
Balance at Sep 30, 2019	1,993,778	768,832	2,352,116	5,114,726

In September 2019 the Company revised the methodology used to calculate the provisions for losses in labor lawsuits and civil lawsuits - Corporate related to the financial participation agreements due to the reprocessing of the estimate model because of the lawsuit termination history under the JRP and the larger accumulated experience.

Guarantees

The Company has bank guarantee letters and guarantee insurance granted by several financial institutions and insurers to guarantee commitments arising from lawsuits, contractual obligations, and biddings with ANATEL. The adjusted amount of contracted bonds and guarantee insurances, effective at September 30, 2019 corresponds to R$4,545,575 (R$5,312,744 at December 31, 2018) in

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

the Company and R$12,316,782 (R$13,750,739 at December 31, 2018) on a consolidated basis. The commission charges on these contracts are based on market rates.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

24.            OTHER PAYABLES

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Onerous obligation (*)	1,301,827	1,226,833	4,768,597	4,493,894
Unearned revenues	496,704	542,798	1,733,601	1,916,570
Provisions for indemnities payable	701,494	676,984	701,494	676,984
Advances from customers	21,251	15,778	270,250	215,228
Consignment to third parties	14,355	17,528	47,900	56,302
Provision for asset decommissioning	7,054	6,846	17,922	17,395
Other	241,821	255,876	392,476	510,867
Total	2,784,506	2,742,643	7,932,240	7,887,240
Current	473,025	505,784	1,259,356	1,381,919
Non-current	2,311,481	2,236,859	6,672,884	6,505,321

(*) The Company and its subsidiaries are parties to a telecommunications signals transmission capacity supply agreement using submarine cables that connect North America and South America. Since (i) the agreement obligations exceed the economic benefits that are expected to be received throughout the agreement and (ii) the costs are unavoidable, the Company and its subsidiaries recognized, pursuant to CPC 25/IAS 37, an onerous obligation measured at the lowest of net output cost of the agreement brought to present value.

25.            SHAREHOLDERS’ EQUITY

(a)             Issued capital

On January 25, 2019, the Company completed the capital increase provided for by the JRP (Capital Increase - New Funds), with the issue of 3,225,806,451 new common shares, and the issue of 272,148,705 new common shares for private placement aimed at the Backstop Investors, and the issue of 275,985 new common shares related to the Subscription Warrants, all registered, book-entry, and without par value. The capital increase attributed to the capital and the capital reserves was R$500,466 and R$3,837,009, respectively (Note 1).

Subscribed and paid-in capital is R$32,538,937 (R$32,038,471 at December 31, 2018), represented by the following shares, without par value:

	Number of shares (in thousands)
	09/30/2019	12/31/2018
Total capital in shares
Common shares	5,796,478	2,298,247
Preferred shares	157,727	157,727
Total	5,954,205	2,455,974
Treasury shares
Common shares	31	32,030
Preferred shares	1,812	1,812
Total	1,843	33,842
Outstanding shares
Common shares	5,796,447	2,266,217
Preferred shares	155,915	155,915
Total outstanding shares	5,952,362	2,422,132

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

At the Company’s Annual Shareholders’ Meeting held on April 26, 2019, it was approved the allocation of the profit for the year 2018, amounting to R$24,591,140 to offset prior years’ accumulated losses.

(b)             Treasury shares

In February 2019, the Company bought back 1,800,000 preferred shares, in trades in the stock market, at a total cost of R$2,572 to ensure the compliance of the obligation assumed by the Company to transfer own shares held in treasury to shareholder Bratel, wholly-owned subsidiary da Pharol, in the context of the settlement entered into by both companies (Note 1).

In April 2019, due to confirmation of the settlement entered into by Oi and Pharol, 32,000,000 common shares and 1,800,000 preferred shares were delivered to Bratel, totaling 33,800,000 shares as provided for by the settlement entered into by the parties (Note 1).

As at September 30, 2019, the Company keeps all its treasury preferred shares pledged as collateral in lawsuits.

(c)             Capital reserves

As mentioned in this Note, letter (a), R$3,837,009 refers to the capital increase with new funds that were attributed to the capital reserves, and letter (b), R$2,462,799 refers to the absorption of capital reserves due to the delivery of treasury shares to Bratel.

The capital reserves consist mainly of the reserves described below and according to the following practices:

Special merger goodwill reserve: represents the net amount of the balancing item to goodwill recorded in assets, as provided for by CVM Instruction 319/1999.

Special merger reserve - net assets: represented by: (i) the net assets merged by the Company under the Corporate Reorganization approved on February 27, 2012; and (ii) the net assets merged with and into the Company upon the merger of TmarPart approved on September 1, 2015, pursuant to the provisions of CVM Instruction 319/1999.

(d)             Other comprehensive income

The table below shows the impacts disclosed in other comprehensive income:

	Other comprehensive income	Share issue costs	Valuation adjustments to equity	Total
Balance at Dec 31, 2018	(66,488)	(377,429)	(141,871)	(585,788)
Share issue costs		(416,317)		(416,317)
Actuarial loss	(6,991)			(6,991)
Exchange losses on investment abroad	(21,001)			(21,001)
Balance at Sep 30, 2019	(94,480)	(793,746)	(141,871)	(1,030,097)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(e)             Share issue costs

As mentioned in item (a) of this Note, under the commitment agreement entered into with the backstoppers, the Company issued 272,148,705 new common shares, as compensation for the commitments assumed in said agreement, at a cost of R$337,464, recognized in share issuance cost as a contra entry to the capital increase, plus R$78,853 related to expenses incurred in the issue process.

(f)              Basic and diluted earnings per share

The table below shows the calculations of basic and diluted earnings per share:

	Three-month period ended 09/30/2019	Nine-month period ended 09/30/2019	Three-month period ended 09/30/2018	Nine-month period ended 09/30/2018
Profit (loss) attributable to owners of the Company	(5,746,889)	(6,737,531)	(1,336,387)	27,949,292

Profit (loss) allocated to common shares - basic and diluted	(5,596,356)	(6,561,174)	(1,246,039)	24,374,994
Profit (loss) allocated to preferred shares – basic and diluted	(150,533)	(176,357)	(90,348)	3,574,298

Weighted average number of outstanding shares (in thousands of shares)
Common shares – basic and diluted	5,796,447	5,785,780	2,150,302	1,063,268
Preferred shares – basic and diluted	155,915	155,515	155,915	155,915

Earnings (losses) per share (in reais):
Common shares – basic and diluted	(0.97)	(1.13)	(0.58)	22.92
Preferred shares – basic and diluted	(0.97)	(1.13)	(0.58)	22.92

Preferred shares will become voting shares if the Company does not pay minimum dividends to which preferred shares are entitled under the Company’s Bylaws during three consecutive years.

26.            EMPLOYEE BENEFITS

As at September 30, 2019, the liabilities referring to retirement benefits recognized in the balance sheet are as follows:

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Actuarial assets
TCSPREV Plan	59,628	68,619	63,928	68,934
CELPREV Plan			222	199
Total	59,628	68,619	64,150	69,133
Current	544	4,366	766	4,880
Non-current	59,084	64,253	63,384	64,253

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Actuarial liabilities
Financial obligations - BrTPREV plan (i)	615,156	574,725	615,156	574,725
PAMEC Plan	6,267	4,397	6,267	4,397
Total	621,423	579,122	621,423	579,122
Non-current	621,423	579,122	621,423	579,122

(i)     The Company had a financial obligations agreement entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. With the approval and ratification of the JRP, the related claim of Fundação Atlântico against Oi is subject to the new terms and conditions of the JRP.

The Company had a financial obligations agreement, entered into with Fundação Atlântico intended for the payment of the mathematical provision without coverage by the plan’s assets. This agreement is subject to the new contract terms required by the JRP.

The obligation under the terms of the judicial reorganization is recognized as an additional commitment whenever the financial obligation is higher than the provision recognized pursuant to CPC 33/IAS 19 (CVM 695).

PENSION PLANS

The Company and its subsidiaries sponsor retirement benefit plans (“Pension Funds”) for their employees, provided that they elect to be part of such plan, and current beneficiaries.

The sponsored plans are valued by independent actuaries at the end of the annual reporting period.

The obligations in the balance as at September 30, 2019 were recognized based on the actuarial studies for base date December 31, 2018, prepared using the “Projected Unit Credit Method”. The main actuarial assumptions taken into consideration in the actuarial studies as at December 31, 2018 and September 30, 2019 after the revision of the discount rates are as follows:

	CONSOLIDATED
	PENSION PLANS							MEDICAL CARE PLANS
	BrTPREV	TCSPREV	PBS-Telemar	TelemarPrev	PBS-A	PBS-TNC	CELPREV	PAMEC	PAMA
Nominal discount rate of actuarial liability	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
Estimated inflation rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Estimated nominal salary increase index	4.00%	4.00%	4.00%	Per sponsor	N.A.	4.84%	3.59%	N.A.	N.A.
Estimated nominal benefit growth rate	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	N.A.	N.A.
Total expected rate of return on plan assets	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%	9.20%
General mortality biometric table	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 20%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender	N.A.	AT-2000 Basic eased by 15%, segregated by gender	AT-2000 Basic eased by 15%, segregated by gender
Biometric disability table	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%	N.A.	Álvaro Vindas, increased by100%	Álvaro Vindas, increased by100%
Biometric disabled mortality table	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	AT-49, segregated by gender	N.A.	AT-49, segregated by gender	AT-49, segregated by gender
Turnover rate	Per sponsor	Per sponsor	Nil	Per sponsor, null starting at 50 years old and null for Settled Benefit	Nil	Nil	2%	Nil	Nil
Starting age of the benefits	57 years old	57 years old	57 years old	55 years old	N.A.	57 years old	55 years old	N.A.	N.A.
Nominal medical costs growth rate	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	7.43%	7.43%

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

N.A. = Not applicable.

The main movements in the actuarial assets related to the pension plans in the period ended September 30, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	68,619	69,133
Pension plan income, net	4,735	4,770
Payments, contributions and reimbursements	(13,726)	(9,753)
Balance at Sep 30, 2019	59,628	64,150

The main movements in the actuarial liabilities related to pension plans in the period ended September 30, 2019 were as follows:

	COMPANY	CONSOLIDATED
Balance at Dec 31, 2018	579,122	579,122
Pension plan costs, net	1,870	1,870
Actuarial interest liabilities	40,431	40,431
Balance at Sep 30, 2019	621,423	621,423

Share-based compensation

The Long-term Incentives Plan currently in effect, granted to certain Company executives, was renewed by the General Creditors’ Meeting at the time of the approval of Oi’s JRP. This plan seeks a greater alignment with the Company’s management cycle and business priorities and consists of paying a gross cash reward, in accordance with the prevailing labor laws and regulations. The gross cash reward is benchmarked to the quotation of Company shares. The beneficiaries are not entitled to receiving Company shares since the plan does not provide for the transfer of shares to its beneficiaries.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

The first installment of this program, referring to 2018, was paid in January 2019.

A new long-term incentives plan based on shares granted the Executives and the Board of Directors (Executive Committee’s Stock Option Plan and the Board of Directors’ Stock Option Plan) was submitted to and approved at the Extraordinary Shareholders’ Meeting held on April 26, 2019.

The purpose of these plans is to allow granting shares to the Beneficiaries, aiming at promoting the engagement of the Company's executives and directors, and keep them committed to ensure the achievements of the strategic goals and also to seek an alignment of these goals with the Company’s and its shareholders’ medium- and long-term interests.

In light of the opinion issued by the Federal Public Prosecution Office and the Judicial Reorganization Court on the new long-term incentives plans, the Oi’s Board of Directors decided and communicated to the Extraordinary Shareholders’ Meeting that such plans would only be implemented after the decision of said Court. On June 13, 2019, the Honorable Judge of the 7th Corporate Court of the Rio de Janeiro State Court of Justice issued a new decision clarifying that the effects of the decision to implement the new long-term incentives plans shall remain suspended until the end of the judicial reorganization.

27.            SEGMENT REPORTING

The Company’s management uses operating segment information for decision-making. The Company identified only one operating segment that corresponds to the telecommunications business in Brazil.

In addition to the telecommunications business in Brazil, the Company conducts other businesses that individually or in aggregate do not meet any of the quantitative indicators that would require their disclosure as reportable business segments. These businesses refer basically to the following companies: Companhia Santomense de Telecomunicações, Listas Telefónicas de Moçambique, ELTA – Empresa de Listas Telefónicas de Angola, and Timor Telecom, which provide fixed and mobile telecommunications services and publish telephone directories, and which have been consolidated since May 2014.

The revenue generation is assessed by Management based on a view segmented by customer, into the following categories:

•        Residential Services, focused on the sale of fixed telephony services, including voice services, data communication services (broadband), and pay TV;

•        Personal Mobility, focused on the sale of mobile telephony services to subscription and prepaid customers, and mobile broadband customers; and

•        SMEs/Corporate, which includes corporate solutions offered to our small, medium-sized, and large corporate customers.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Telecommunications in Brazil

In preparing the financial information for this reportable segment, the transactions between the companies included in the segment have been eliminated. The financial information of this reportable segment for the periods ended September 30, 2019 and 2018 is as follows:

	Three-month period ended
	09/30/2019	09/30/2018
Residential	1,802,621	2,083,582
Personal mobility	1,763,282	1,813,305
SMEs/Corporate	1,357,460	1,474,960
Other services and businesses	31,635	59,000
Net operating revenue	4,954,998	5,430,847
Operating expenses
Depreciation and amortization	(1,735,409)	(1,446,502)
Interconnection	(109,296)	(146,061)
Personnel	(604,763)	(654,345)
Third-party services	(1,497,102)	(1,484,890)
Grid maintenance services	(250,508)	(294,370)
Handset and other costs	(33,909)	(43,670)
Advertising and publicity	(147,674)	(73,229)
Rentals and insurance	(675,687)	(1,104,114)
Provisions/reversals	(72,351)	(7,444)
Estimated loss on doubtful debts	(159,586)	(157,508)
Impairment losses	(3,341,842)
Taxes and other expenses	(1,450)	(11,525)
Other operating income (expenses), net	520,685
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	(3,153,894)	7,189

FINANCIAL INCOME (EXPENSES)
Financial income	1,496,991	715,306
Financial expenses	(3,807,125)	(2,201,755)

PRETAX LOSS	(5,464,028)	(1,479,260)

Income tax and social contribution	(145,281)	113,713

LOSS FOR THE PERIOD	(5,609,309)	(1,365,547)

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	09/30/2019	09/30/2018
Residential	5,540,606	6,398,969
Personal mobility	5,240,068	5,421,545
SMEs/Corporate	4,194,844	4,546,985
Other services and businesses	111,586	175,246
Net operating revenue	15,087,104	16,542,745
Operating expenses
Depreciation and amortization	(5,120,931)	(4,270,928)
Interconnection	(348,690)	(492,495)
Personnel	(1,788,279)	(1,844,006)
Third-party services	(4,477,296)	(4,339,344)
Grid maintenance services	(781,356)	(836,850)
Handset and other costs	(125,056)	(113,851)
Advertising and publicity	(332,266)	(236,287)
Rentals and insurance	(2,008,789)	(3,185,553)
Provisions/reversals	(186,128)	(167,426)
Estimated loss on doubtful debts	(427,173)	(558,372)
Impairment losses	(3,341,842)
Taxes and other expenses	(5,440)	(192,819)
Other operating income (expenses), net	1,340,475	156,087
OPERATING INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	(2,515,667)	460,901

FINANCIAL INCOME (EXPENSES)
Financial income	2,825,737	31,116,423
Financial expenses	(6,640,899)	(3,637,036)

PRETAX LOSS	(6,330,829)	27,940,288

Income tax and social contribution	(213,025)	(37,370)

PROFIT (LOSS) FOR THE PERIOD	(6,543,854)	27,902,918

Reconciliation of revenue and profit (loss) for the quarter and information per geographic market

In the periods ended September 30, 2019 and 2018, the reconciliation of the revenue from the segment telecommunications in Brazil and total consolidated revenue is as follows:

	Three-month period ended
	09/30/2019	09/30/2018
Net operating revenue
Revenue related to the reportable segment	4,954,998	5,430,847
Revenue related to other businesses	46,234	50,523
Consolidated net operating revenue (Note 5)	5,001,232	5,481,370

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Nine-month period ended
	09/30/2019	09/30/2018
NET OPERATING REVENUE
Revenue related to the reportable segment	15,087,104	16,542,745
Revenue related to other businesses	135,509	152,191
Consolidated net operating revenue (Note 5)	15,222,613	16,694,936

In the periods ended September 30, 2019 and 2018, the reconciliation between the profit (loss) before financial income (expenses) and taxes of the segment telecommunications in Brazil and the consolidated profit (loss) before financial income (expenses) and taxes is as follows:

	Three-month period ended
	09/30/2019	09/30/2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(3,153,894)	7,189
Other businesses	(45,030)	(12,928)
Consolidated income before financial income (expenses) and taxes (Note 5)	(3,198,924)	(5,739)

	Nine-month period ended
	09/30/2019	09/30/2018
Profit (loss) before financial income (expenses) and taxes
Telecommunications in Brazil	(2,515,667)	460,901
Other businesses	(56,589)	(35,532)
Consolidated income before financial income (expenses) and taxes (Note 5)	(2,572,256)	425,368

Total assets, liabilities and tangible and intangible assets per geographic market as at September 30, 2019 are as follows:

	09/30/2019
	Total assets	Total liabilities	Tangible assets	Intangible assets	Investment in tangible and intangible assets
Brazil	68,076,872	52,259,927	38,506,466	2,941,525	5,229,538
Other, primarily Africa	4,789,656	525,606	58,697	28,943	16,053

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

28.            RELATED-PARTY TRANSACTIONS

Transactions with consolidated related parties

	COMPANY
	09/30/2019	12/31/2018
ASSETS
Accounts receivable	279,463	174,788
BrT Call Center	38,610	38,610
BrT Multimídia	46,266	46,447
Oi Móvel		7,980
Telemar	193,640	81,160
Serede	947	591
Receivables from related parties (current and non-current)	5,585,888	11,960,680
PTIF (i)	3,464,240	7,555,189
Oi Holanda (i)	1,766,070	4,066,221
PT Participações	355,578	339,270
Other	209,742	525,013
Telemar	73,413	110,678
Oi Móvel	111,774	148,058
Oi Holanda	15,064	47,602
PTIF		209,184
Serede	9,442	9,442
Dommo	49	49

(i)     See information in Note 15.

	COMPANY
	09/30/2019	12/31/2018
Liabilities
Trade payables	232,801	399,758
BrT Call Center	53,649	43,723
BrT Multimídia	58,641	136,963
Oi Móvel	85,555	111,745
Telemar	13,301	26,287
Paggo Administradora	21,655	25,370
Serede		55,670
Borrowings and financing, and debentures (ii)	692,672	377,184
Telemar	34,434	19,161
Oi Holanda	658,238	358,023
Other payables	119,188	115,328
BrT Call Center	203	396
BrT Multimídia		13,539
Oi Móvel	33,030	31,095
Telemar	68,789	61,338
Dommo	7	7
Rio Alto	975	975
Oi Investimentos	7,670	7,978
PT Participações	8,514

(ii) The Company conducted loans with and acquires debentures from its subsidiaries under market terms and conditions to finance its operations or repay its debt.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY
	09/30/2019	09/30/2018
Revenue
Revenue from services rendered	11,831	10,775
BrT Multimídia	139	140
Oi Móvel	8,563	7,255
Telemar	2,926	3,235
Serede	203	141
Rede Conecta		4
Other operating income	10,124	10,263
BrT Multimídia	1,092	818
Oi Móvel	9,032	9,445
Financial income	1,642,631	3,082,866
Oi Móvel		4,079
Telemar	583	987,160
Serede		10,821
Rede Conecta		4,914
BrT Multimídia		25,549
BrT Call Center		6,339
Oi Holanda	1,199,667	1,592,675
PTIF	425,348	409,403
PT Participações	17,033	41,926

	Nine-month period ended
	COMPANY
	09/30/2019	09/30/2018
Revenue
Revenue from services rendered	36,025	54,850
Oi Internet		133
BrT Multimídia	418	421
Oi Móvel	26,044	28,828
Telemar	9,040	25,043
Serede	523	421
Rede Conecta		4
Other operating income	30,652	30,790
BrT Multimídia	2,729	2,454
Oi Móvel	27,923	28,336
Financial income	1,593,549	23,270,609
Oi Móvel		13,179
Telemar	4,132	1,046,368
Serede		10,821
Rede Conecta		4,914
BrT Multimídia		25,549
BrT Call Center		6,339
Oi Holanda	1,001,463	20,960,368
PTIF	571,646	1,069,826
PT Participações	16,308	133,245

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY
	09/30/2019	09/30/2018
Operating costs and expenses	(229,826)	(217,739)
BrT Multimídia	(1,220)	(1,224)
Oi Móvel	(8,797)	(15,766)
Telemar	(3,266)	(3,402)
Paggo Administradora	(749)	(1,084)
BrT Call Center	(128,770)	(103,714)
Serede	(87,024)	(92,549)
Financial expenses	(1,191,091)	(1,797,718)
Telemar	(5,091)	11,938
Serede	(992)
BrT Call Center	(418)
BrT Multimídia	(1,683)
Oi Holanda	(1,134,741)	(1,593,978)
PTIF	(48,136)	(193,804)
PT Participações	(30)	(21,874)

	Nine-month period ended
	COMPANY
	09/30/2019	09/30/2018
Operating costs and expenses	(690,583)	(697,851)
BrT Multimídia	(3,663)	(3,667)
Oi Móvel	(31,300)	(51,578)
Telemar	(9,734)	(22,807)
Paggo Administradora	(2,462)	(3,256)
BrT Call Center	(374,540)	(338,798)
Serede	(268,884)	(277,745)
Financial expenses	(1,099,382)	(4,954,591)
Oi Móvel		751,262
Telemar	(15,273)	(331,244)
Serede	(3,262)
BrT Call Center	(1,405)
BrT Multimídia	(5,512)
Oi Holanda	(1,031,819)	(4,557,647)
PTIF	(41,963)	(773,019)
Oi Internet		20
PT Participações	(148)	(43,963)

Credit facilities

The Company may grant credit facilities to its subsidiaries for the purpose of providing working capital for their operating activities. In these cases, maturities can be rescheduled based on these companies’ projected cash flows and these facilities bear interest equivalent to 115% of CDI (115% of CDI at December 31, 2018). In the period ended September 30, 2019 there are no outstanding balances between group companies for this purpose since, as approved in the JRP, real-denominated intercompany claims for working capital purposes were extinguished by netting payables and receivables between the Brazilian RJ Debtors.

The intercompany credit facilities effective at September 30, 2019 are linked to the terms approved in the JRP. The intercompany claims not covered by said netting as provided for in the JRP were restructured and will be paid 20 years after the end of the settlement of all the claims paid under the terms and conditions of the Default Payment Method, adjusted using the TR for real-denominated credit facilities and changes in foreign exchange rates for international credit facilities. Additionally, credit facilities between the Company, a PTIF, and Oi Holanda were created since that in the context of the implementation of the JRP, the financial debt of the RJ Debtors were substantially consolidated in the Company, which issued financial and equity instruments to settle these debts originally recognized by said subsidiaries.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

Guarantees

The Company and the other RJ Debtors are jointly and severally liable for the compliance of all obligations set forth by the JRP, as provided therefor.

Transactions with jointly controlled entities, associates, and unconsolidated entities

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Accounts receivable and other assets			6,695	6,359
Other entities			6,695	6,359

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Accounts payable and other liabilities		915	67,753	74,210
Hispamar		915	55,954	66,704
Other entities			11,799	7,506

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Revenue
Revenue from services rendered			120	85
Other entities			120	85
Financial income			113
Other entities			113

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Revenue
Revenue from services rendered			251	274
Other entities			251	274
Financial income			336
Other entities			336

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

	Three-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Costs/expenses
Operating costs and expenses	(1,048)	(867)	(41,992)	(50,211)
Hispamar	(1,048)	(867)	(35,675)	(43,150)
Other entities			(6,317)	(7,061)
Financial expenses			(7)
Hispamar			(7)

	Nine-month period ended
	COMPANY		CONSOLIDATED
	09/30/2019	09/30/2018	09/30/2019	09/30/2018
Costs/expenses
Operating costs and expenses	(3,776)	(3,259)	(166,066)	(172,675)
Hispamar	(3,776)	(3,259)	(145,737)	(151,028)
Other entities			(20,329)	(21,647)
Financial expenses	(3)		(206)
Hispamar	(3)		(197)
Other entities			(9)

The balances and transactions with jointly controlled entities, associates, and unconsolidated entities result from business transactions carried out in the normal course of operations, namely the provision of telecommunications services by the Company to these entities and the acquisition of these entities’ contents and the lease of their infrastructure.

Compensation of key management personnel

As at September 30, 2019, the compensation of the officers responsible for planning, managing and controlling the Company's activities, including the compensation of the directors and executive officers, totaled R$34,642 (R$68,166 at September 30, 2018) in the Company and R$34,642 (R$76,456 at September 30, 2018) on a consolidated basis. The ratification of the JRP by the Court, after its voting and approval by the creditors at the General Creditors’ Meeting entailed the payment special in 2018, one-off, nonrecurring compensation to the statutory executive committee, of up to R$15.5 million, net of taxes and charges, as established in the agreements entered into with the executive officers and previously approved by the Company’s Board of Directors.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

29.            HELD-FOR-SALE ASSETS

The information on the item below should be read together with the financial statements for the year ended December 31, 2018.

	COMPANY		CONSOLIDATED
	09/30/2019	12/31/2018	09/30/2019	12/31/2018
Operations in Africa (i)	3,640,584	3,721,549	4,789,656	4,923,187
Nonstrategic assets (ii)	42,328		80,552
Total	3,682,912	3,721,549	4,870,208	4,923,187

(i)       Operations in Africa - Approval of preparatory actions for the sale of Africatel

At the Board of Directors’ meeting held on September 16, 2014, Oi’s management was authorized to take all the necessary actions to divest Oi’s stake in Africatel, representing at the time 75% of Africatel’s share capital, and/or dispose of its assets.

With regard specifically to the indirect interest held by Africatel in Company, on February 27, 2019 the Company was notified of the final decision issued by the Arbitration Court under the arbitration proceeding filed by PT Ventures, an Africatel subsidiary, against the other Unitel’s shareholders. The Arbitration Court judged that the other Unitel shareholders had violated several provisions of Unitel’s Shareholders’ Agreement, which resulted in a significant decrease of PT Ventures’ stake in Unitel. The Court also judged that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of foreign currency-denominated dividends as the other foreign Unitel shareholder.

As a result, the Court ordered the other shareholders to pay PT Ventures, jointly and severally, (i) US$339.4 million plus interest (accrued as from February 20, 2019, using the 12-month US dollar LIBOR plus two percentage points, with annual compounding), corresponding to the loss of value of PT Ventures’ stake, in addition to (ii) US$307 million plus interest (simple interest of 7% accrued as from different dates when the dividends not received should have been paid to PT Ventures), in damages resulting from the fact that the other Unitel shareholders failed to ensure, after November 2012, that PT Ventures received the same amount of dividends, in foreign currency, as the other foreign Unitel shareholder, plus (iii) the reimbursement of a significant portions of the fees, court costs, and administrative and arbiters fees and expenses, incurred by PT Ventures on the arbitral proceeding, in a net amount in excess of US$13 million.  The Court dismissed all the retrial petitions filed by the other Unitel shareholders (“2019 Arbitration Award”).

The Arbitration Award results in a reaffirmation of PT Ventures’ rights as shareholder of 25% Unitel’s capital, as prescribed by the Shareholders’ Agreement. PT Ventures retains all its rights provided for in the Shareholders’ Agreement, including the right to appoint the majority of Unitel’s Board of Directors’ members and the right to receive Unitel’s past and future dividends.

Subsequently, at the General Shareholders’ Meeting of Unitel held on March 19, 2019 a new Board of Directors was elected consisting of five members, including two appointed by PT Ventures, one of whom will hold the position of Unitel’s General Director.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On August 12, 2019, PT Ventures was notified on the arbitration petition filed with the International Chamber of Commerce (“ICC”) by Vidatel Ltd. (“Vidatel”), on of Unitel’s shareholders against PT Ventures. In its petition, Vidatel seeks to challenge the 2019 Arbitration Award by submitting arguments relating to the recognition, effectiveness, and feasibility of said award and arguing that the Arbitration Award would have the effect of leading to the unjust enrichment of PT Ventures.

The Company believes that the arbitration proceeding initiated by Vidatel has a delaying tactic with the single goal of disrupting the enforcement of the 2019 Arbitration Award by reopening the discussion of matters that have already been discussed in the arbitration proceeding filed by PT Ventures against the other Unitel shareholders and terminated in February 2019.

Additionally, the Company believes that the ICC is not the appropriate forum to file an arbitration proceeding and analyze the problems alleged by Vidatel, not only because national courts have exclusive jurisdiction on these matters and also because these matters are not within the scope of the arbitration clause greed by Unitel’s shareholders, which prescribes that arbitration shall be used to settle disputes relating only to Unitel’s shareholders’ agreement and violations of Unitel’s shareholders’ agreement.

PT Ventures filed its response to the arbitration petition on September 11, 2019.

With regard to the indirect stake held by Africatel in Cabo Verde Telecom, S.A. (“CVT”), on May 21, 2019, PT Ventures sold, after the compliance with the conditions precedent, and transferred all the shares it held in CVT, representing 40% of CVT’s share capital, to the National Social Security Institute and state-owned company ASA – Empresa Nacional de Aeroportos e Segurança Aérea, S.A., both in Cabo Verde, for the total amount of US$26.3 million, as provided for in Clauses 3.1.3 and 5.1 of the JRP. This sale generated a net gain of R$67 million, recognized in profit or loss.

As a result of said share sale, PT Ventures entered into with the State of Cabo Verde, on the same date, an agreement for the definite termination of the arbitration proceedings filed by PT Ventures against the latter in March 2015, with the International Centre fore for Settlement of Investment Disputes (“ICSID”) and the International Chamber of Commerce (“ICC”).

The group of assets and liabilities of the African operations are stated at the lower of their carrying amounts and their fair values less costs to sell, and are consolidated in the Company’s statement of profit or loss since May 5, 2014.

The main components of the assets held sale and liabilities associated to assets held for sale of the African operations are as follows:

	Operations in Africa
	09/30/2019	12/31/2018
Held-for-sale assets	4,789,656	4,923,187
Cash, cash equivalents and cash investments	131,989	82,639
Accounts receivable	137,024	108,343
Dividends receivable (i)	2,746,026	2,566,935
Held-for-sale asset (ii)	1,583,146	1,843,778
Other assets	96,467	145,709
Investments	7,364	19,414
Property, plant and equipment	58,697	108,768
Intangible assets	28,943	47,601

Liabilities directly associated to assets held for sale	525,606	526,870
Borrowings and financing	349	188
Trade payables	36,895	52,064
Other liabilities	488,362	474,618

Non-controlling interests (iii)	163,750	243,491

Total held-for-sale assets, net of the corresponding liabilities – consolidated	4,100,300	4,152,826
Intragroup eliminations	(459,716)	(431,277)
Total held-for-sale assets – Parent company	3,640,584	3,721,549
Investments in Africa	3,640,584	3,721,549

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(i)          Refers to dividends receivable from Unitel. The Company’s recognizes dividends not yet received based on the estimated recoverable amount and takes into account, for this valuation, the existence of legal proceedings filed to collect these amounts and the related US$ interest, the expected favorable decisions on these legal proceedings  in time, and the existence of cash at Unitel for the payment of these dividends. The dividends not paid by Unitel to PT Ventures refer to the verified profit for 2005 and the free reserves of 2006-2009, in addition to the profits for fiscal years 2011, 2012, 2013, 2014, and 2017, totaling a nominal gross amount of US$825 million.

(ii)         Refers mainly to the fair value of the indirect interest’s financial investment held by PT Ventures, corresponding to 25% of Unitel’s share capital, classified as held for sale. The fair value of this investment is driven by a number of estimations concerning the potential outcomes and recoveries from the various legal proceedings which have been instituted on behalf of the Company and its affiliates. In addition, the fair value is estimated based on the internal valuation made, including cash flows forecasts for a five-year period, the choice of a growth rate to extrapolate the cash flows projections, and definition of an appropriate discount rate, calculated based on the weight average cost of capital of 20.7%, taking into consideration Unitel’s business environment. The Company has the policy of monitoring and periodically updating the main assumptions and material estimates used in the fair value measurement, and also takes into consideration in this assessment, possible impacts of actual events related to the investment, notably the lawsuits filed against Unitel and its shareholders. As at September 30, 2019 and in the context of the updating of assumptions referred to above, the fair value of the investment in Unitel was R$1,583 million (R$1,760 million at December 31, 2018).

(iii)       Represented mainly by the Samba Luxco’s 14% stake in Africatel and, consequently, in its net assets.

(ii)             Nonstrategic assets

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

On July 16, 2019, the Company disclosed to the market at large through a material fact notice its strategic plan, approved by the Board of Directors, focusing on the improvement of the operating and financial performance, using a sustainable business model, for the purpose of maximizing the Company’s value, in the context of the judicial reorganization proceeding. The plan prescribes that part of the financing of the investment strategy will be ensured by selling of the Company’s nonstrategic assets. These nonstrategic assets consist basically of: (i) Investment in Unitel, (ii) Towers; (iii) Datacenter; (iv) Properties; and (v) other nonstrategic assets. The Company is engaged in and focused on promoting the sale of said assets and will take all the necessary actions to implement said Plan in the coming periods.

On August 28, 2019, the company approved the sale of the properties included in the strategic plan.

As at September 30, 2019, except for the Investment in Unitel (i) and the properties (iv) that are already measured and disclosed in the balance sheet, the Company assessed and determined that that remaining nonstrategic assets (ii), (iii) and (v), which will be sold in the future, do not substantially meet all the disclosure and measurement requirements set forth by CPC 31 Held-for-sale Noncurrent Assets and Discontinued Operation and, therefore, these asset continue to be disclosed in the group “Property, plant and equipment” (Note 16).

30.            OTHER INFORMATION

(a)             Agreements entered into by the Company, TmarPart, and Pharol related to the cash investments made in Rio Forte commercial papers

On June 30, 2014, the Company was informed, through a market notice disclosed by Pharol, of the investment made by PTIF and PT Portugal (both, collectively, “Oi Subsidiaries”), companies contributed by Pharol to Oi in the Company’s capital increase in May 2014, in a commercial paper of Rio Forte Investments S.A. (“Securities” and “Rio Forte”, respectively), a company part of the Portuguese group Espírito Santo (“GES”), when both PTIF and PT Portugal were Pharol subsidiaries.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

In light of the default of the securities by Rio Forte, on September 8, 2014, after obtaining the proper corporate approvals, the Company, the Oi Subsidiaries, TmarPart, and Pharol entered into definitive agreements related to the investments made in the Securities. The agreements provided for (i) an exchange (the “Exchange”) through which Oi Subsidiaries transferred the Securities to Pharol in exchange for preferred and common shares of the Company held by Pharol, as well as (ii) the assignment by Oi Subsidiaries of a call option on the Company shares to the benefit of PT (“Call Option”).

On March 31, 2015, the Company published a Material Fact Notice on the completion of the Exchange.

The Option became vested with the completion of the Exchange, beginning March 31, 2015, exercisable at any time, over a six-year period, and the number of shares covered by the Option will be decreased at each March 31st.

By September 30, 2019, Pharol had not exercised the Option, in whole or in part, on the Shares Subject to the Option. Accordingly, the following are no longer subject to the Option: (i) beginning March 31, 2016, 4,743,487 common shares and 9,486,974 preferred shares issued by the Company, equivalent to 10% of the Shares Subject to the Option; (ii) beginning March 31, 2017, another 8,538,277 common shares and 17,076,554, equivalent to 18% of the Shares Subject to the Option; and (iii) beginning March 31, 2018, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option; and (iv) beginning March 31, 2019, another 8,538,277 common shares and 17,076,554 preferred shares equivalent to 18% of the Shares Subject to the Option. 17,076,554 common shares and 34,153,108 preferred shares are still subject to the Option.

As at September 30, 2019, the fair value of the Call Option is estimated at R$0.4 million calculated by the Company using the Black‑Scholes model and theoretical share volatility assumptions, using the Revenue Approach valuation technique laid down by paragraphs B10 and B11 of CPC 46/IFRS 13 Fair Value Measurement.

(b)             Punitive Administrative Proceedings at the CVM

In December 2018, we became aware that the CVM, in the exercise of its duties, initiated two punitive administrative proceedings for acts conducted in connections with the corporate restructuring announced in October 2013 involving Oi and Pharol (former Portugal Telecom), and the capital increase through the public offer of Oi shares concluded in May 2014, for an alleged breach of the Corporate Law, to hold liable certain executives, officers and controlling shareholders at the time of the events.

The Company is not a party to these proceedings. With regard to the indicted executives, if they are held liable in these Punitive Administrative Proceedings, they are subject to a penalty, which range from a warning to a temporary disqualification, during up to 20 years, to hold a director or member of the supervisory board position of a publicly-held company, entity of the securities distribution system, or other entities that depend of CVM authorization or registration.

FEDERAL PUBLIC SERVICE
BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (CVM)
Quarterly Financial Information (ITR)	Corporate Legislation
COMMERCIAL, INDUSTRIAL AND OTHER COMPANY	Base Date – 09/30/2019

01131-2 Oi S.A. – IN JUDICIAL REORGANIZATION	76.535.764/0001-43

NOTES TO THE FINANCIAL STATEMENTS	(Amounts in thousands of Brazilian reais, unless otherwise stated)

(c)              Merger of Copart 5 with and into the Company

In March 2019, Copart 5 was merged with and into the Company. The merger had no accounting impacts, since the assets and liabilities of Copart 5 were already presented in the balances of the Company since the main risks and rewards of this transaction remain in the parent company. This merger is one of the stages of the corporate and asset restructuring process of the Oi Group described in the JRP and its purpose is to optimize these companies’ operations.

31.            EVENTS AFTER THE REPORTING PERIOD

In November 2019, PT Ventures received USD33.1 million in Unitel’s extraordinary dividends. The related extraordinary dividends were declared by Unitel at the Shareholders’ Meeting of November 16, 2010, in which the shareholders decided on the distribution of profit for the year 2005 and free reserves of 2006-2009.